EXHIBIT 10.1

Execution Version

CREDIT AGREEMENT

Among
DELTA AIR LINES, INC.,
as Borrower,
and
THE LENDERS PARTY HERETO,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
BARCLAYS BANK PLC,
BNP PARIBAS,
CITIGROUP GLOBAL MARKETS INC.,
COMPASS BANK,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK,
GOLDMAN SACHS BANK USA,
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC.,
PNC BANK, NATIONAL ASSOCIATION,
STANDARD CHARTERED BANK,
SUMITOMO MITSUI BANKING CORPORATION,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Co-Syndication Agents,
and

JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC,
BNP PARIBAS,
CITIGROUP GLOBAL MARKETS INC.,
COMPASS BANK,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK,
GOLDMAN SACHS BANK USA,
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC.,
PNC CAPITAL MARKETS LLC,
STANDARD CHARTERED BANK,
SUMITOMO MITSUI BANKING CORPORATION,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO BANK, N.A.,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

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and
NATIXIS, NEW YORK BRANCH,
as Joint Lead Arrangers and Joint Bookrunners

Dated as of April 19, 2018

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TABLE OF CONTENTS

Section 2.12.    Mandatory Prepayment of Revolving Loans and Mandatory Commitment Reductions;

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INDEX OF APPENDICES
Schedule 2.01        Revolving Commitment Amounts
Schedule 6.05        Pool Assets

EXHIBIT A        Form of Compliance Certificate
EXHIBIT B        Form of Assignment and Acceptance
EXHIBIT C-1        Form of U.S. Tax Compliance Certificate - Foreign Lenders That Are Not                     Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-2        Form of U.S. Tax Compliance Certificate - Foreign Participants That Are                     Partnerships for U.S. Federal Income Tax Purposes

EXHIBIT C-3	Form of U.S. Tax Compliance Certificate - Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-4        Form of U.S. Tax Compliance Certificate - Foreign Lenders That Are                         Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT D        Form of Extension Agreement

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CREDIT AGREEMENT
Dated as of April 19, 2018
CREDIT AGREEMENT, dated as of April 19, 2018, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).
INTRODUCTORY STATEMENT
The Borrower has applied to the Lenders for a revolving loan facility in an aggregate principal amount (or Dollar Amount, in the case of LC Exposure) of $2,650,000,000 as set forth herein consisting of (a) a three-year tranche in an aggregate principal amount of $1,325,000,000 and (b) a five-year tranche in an aggregate principal amount of $1,325,000,000.
The proceeds of the Revolving Loans will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries.
Accordingly, the parties hereto hereby agree as follows:
SECTION 1

DEFINITIONS
SECTION 1.01.    Defined Terms.
“3-Year LC Sublimit” shall mean $250,000,000.
“3-Year Revolving Commitment” shall mean the commitment of each Lender to make Revolving Loans under the 3-Year Revolving Facility and participate in Letters of Credit in respect of the 3-Year Revolving Facility hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “3-Year Revolving Commitment” opposite its name on Schedule 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 3-Year Revolving Commitment shall include such other Class of revolving commitments.
“3-Year Revolving Commitment Percentage” shall mean, at any time, with respect to each Lender, the percentage obtained by dividing its 3-Year Revolving Commitment at such time by the Total 3-Year Revolving Commitment or, if the 3-Year Revolving Commitments have been terminated, the 3-Year Revolving Commitment Percentage of such Lender that existed immediately prior to such termination.
“3-Year Revolving Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all 3-Year Revolving Loans held by such Lender then outstanding and (b) such Lender’s 3-Year Revolving Commitment Percentage of the LC Exposure with respect to the 3-Year Revolving Facility then outstanding.
“3-Year Revolving Facility” shall have the meaning set forth in clause (a) of the definition of “Revolving Facility” in this Section 1.01.

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“3-Year Revolving Facility Maturity Date” shall mean (a) with respect to 3-Year Revolving Commitments that have not been extended pursuant to Section 2.29(a), April 19, 2021, (b) with respect to Extended Revolving Credit Commitments under the 3-Year Revolving Facility, the final maturity date therefor as specified in the applicable Extension Agreement and (c) with respect to any commitments under a Refinancing Revolving Facility with respect to the 3-Year Revolving Facility, the final maturity date therefor specified in the applicable Refinancing Amendment.
“3-Year Revolving Facility Termination Date” shall mean the earlier to occur of (a) the 3-Year Revolving Facility Maturity Date with respect to the applicable Revolving Commitments and (b) the date of any acceleration of the 3-Year Revolving Loans and termination of the 3-Year Revolving Commitments in accordance with the terms hereof.
“3-Year Revolving Loan” has the meaning set forth in Section 2.01(a). As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 3-Year Revolving Loans shall include loans issued pursuant to such other Class of revolving commitments.
“3-Year Upfront Fee” shall have the meaning set forth in Section 2.20(b).
“5-Year LC Sublimit” shall mean $250,000,000.
“5-Year Revolving Commitment” shall mean the commitment of each Lender to make Revolving Loans under the 5-Year Revolving Facility and participate in Letters of Credit in respect of the 5-Year Revolving Facility hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “5-Year Revolving Commitment” opposite its name on Schedule 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 5-Year Revolving Commitment shall include such other Class of revolving commitments.
“5-Year Revolving Commitment Percentage” shall mean, at any time, with respect to each Lender, the percentage obtained by dividing its 5-Year Revolving Commitment at such time by the Total 5-Year Revolving Commitment or, if the 5-Year Revolving Commitments have been terminated, the 5-Year Revolving Commitment Percentage of such Lender that existed immediately prior to such termination.
“5-Year Revolving Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all 5-Year Revolving Loans held by such Lender then outstanding and (b) such Lender’s 5-Year Revolving Commitment Percentage of the LC Exposure with respect to the 5-Year Revolving Facility then outstanding.
“5-Year Revolving Facility” shall have the meaning set forth in clause (b) the definition of “Revolving Facility” in this Section 1.01.
“5-Year Revolving Facility Maturity Date” shall mean (a) with respect to 5-Year Revolving Commitments that have not been extended pursuant to Section 2.29(a), April 19, 2023, (b) with respect to Extended Revolving Credit Commitments under the 5-Year Revolving Facility, the final maturity date therefor as specified in the applicable Extension Agreement, and (c) with respect to any commitments under a Refinancing Revolving Facility with respect to the 5-Year Revolving Facility, the final maturity date therefor specified in the applicable Refinancing Amendment.
“5-Year Revolving Facility Termination Date” shall mean the earlier to occur of (a) the 5-Year Revolving Facility Maturity Date with respect to the applicable Revolving Commitments and (b) the

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date of any acceleration of the 5-Year Revolving Loans and termination of the 5-Year Revolving Commitments in accordance with the terms hereof.
“5-Year Revolving Loan” has the meaning set forth in Section 2.01(a). As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 5-Year Revolving Loans shall include loans issued pursuant to such other Class of revolving commitments.
“5-Year Upfront Fee” shall have the meaning set forth in Section 2.20(b).
“ABR”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Pool Assets” shall mean (a) Routes and/or Slots of the Borrower or any Subsidiary, (b) Aircraft, airframes, engines, spare engines and Spare Parts of the Borrower or any Subsidiary and (c) other assets of the Borrower or any Subsidiary which shall be reasonably satisfactory to the Administrative Agent, in each case designated by the Borrower as “Additional Pool Assets”, and all of which assets shall be valued by a new Appraisal Report at the time the Borrower designates such assets as Additional Pool Assets.
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise; provided that the PBGC shall not be an Affiliate of the Borrower.
“Agents” shall mean the Administrative Agent, the Co-Syndication Agents and the Arrangers.
“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Aircraft” shall mean, collectively, airframes and aircraft engines now owned or hereafter acquired by the Borrower or a Subsidiary, together with all appliances, equipment, instruments, and accessories (including radio and radar, but excluding passenger convenience equipment) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term “Aircraft” shall not include airframes and engines leased by the Borrower.
“Aircraft Protocol” shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment

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adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the sum of the one-month LIBO Rate in effect on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the one-month LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the one-month LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.09 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Alternative Currency” shall mean (a) Euros and (b) any currency other than Dollars or Euros in which the applicable Issuing Lender is willing to issue a Letter of Credit.
“Appliance” shall mean an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, engine, or propeller (and shall include without limitation “appliances” as defined in 49 U.S.C. § 40102(a)(11)).
“Applicable Appraisal Discount Rate” shall mean, on the date of any valuation of Routes done in connection with an Appraisal Report, 9.0%.
“Applicable Margin” shall mean the rate per annum determined pursuant to the Applicable Pricing Grid.
“Applicable Pricing Grid” shall mean the table set forth below:

Level	Moody’s/S&P/Fitch Ratings	Commitment Fee Rate	Applicable Margin for Eurodollar Revolving Loans	Applicable Margin for ABR Revolving Loans
I	Baa1/BBB+/BBB+ or better	0.125%	1.125%	0.125%
II	Baa2/BBB/BBB	0.15%	1.25%	0.25%
III	Baa3/BBB-/BBB-	0.20%	1.50%	0.50%
IV	Ba1/BB+/BB+	0.25%	1.75%	0.75%
V	Ba2/BB/BB or worse	0.30%	2.00%	1.00%

For the purposes of the foregoing, (a) if the Borrower shall not maintain a public Rating from at least two (2) Rating Agencies, the Rating shall be deemed to be (i) Level V, if the Borrower has no public Rating and (ii) one (1) level lower than the Borrower’s public Rating, if the Borrower has one (1) public

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Rating, (b) if the Borrower shall maintain a public Rating from only two (2) Rating Agencies, then the higher of such Ratings shall apply, unless there is a split in Ratings of more than one (1) ratings level, in which case the Rating that is one (1) level lower than the higher of the Borrower’s two (2) Ratings shall apply, (c) if the Borrower shall maintain a public Rating from all three (3) Rating Agencies, (i) if two (2) Ratings are equivalent and the third Rating is lower, the higher Rating shall apply, (ii) if two (2) Ratings are equivalent and the third Rating is higher, the lower Rating shall apply and (iii) if no Ratings are equivalent, the Rating that is neither the highest nor the lowest Rating shall apply; provided that if the Ratings established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency.  Each change in the Applicable Margin and/or Commitment Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
“Appraisal Delivery Date” shall mean (a) the Closing Date and (b) each anniversary of the Closing Date (other than such date falling in the year of the latest Termination Date).
“Appraisal Report” shall mean (a) the Initial Appraisal Report and (b) any other appraisal prepared by an Appraiser, in form and substance reasonably satisfactory to the Administrative Agent, which certifies, at the time of determination, the Appraised Value of the Appraised Pool Assets described therein.
“Appraised Pool Assets” shall mean Pool Assets included in an Appraisal Report.
“Appraised Value” shall mean, as of any date of determination, (a) in the case of Appraised Pool Assets, the fair market value thereof as reflected in the most recent Appraisal Report obtained in respect of such Pool Assets in accordance with this Agreement (in the case of any Routes, utilizing the Applicable Appraisal Discount Rate) and (b) in the case of Investment Property (if any), (i) to the extent listed on a national security exchange, the market value thereof and (ii) otherwise, the book value thereof as reflected in the most recent Officer’s Certificate delivered pursuant to Section 5.01(f).
“Appraisers” shall mean, (a) Morten Beyer & Agnew, (b) ICF International, Inc. and (c) such other appraisal firm or firms as may be retained by the Administrative Agent and the Borrower from time to time.
“ARB Indebtedness” shall mean, with respect to the Borrower or any of its Subsidiaries, without duplication, all Indebtedness or obligations of the Borrower or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.
“Arrangers” shall mean JPMorgan Chase Bank, N.A., Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Inc., Compass Bank, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., Fifth Third Bank, Goldman Sachs Bank USA, Industrial and Commercial Bank Of China Limited, New York Branch, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Natixis, New York Branch, in their capacity as joint lead arrangers and joint bookrunners with respect to the Revolving Facility.

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“Asset Coverage Ratio” shall have the meaning set forth in Section 6.03.
“Asset Coverage Test” shall have the meaning set forth in Section 6.03.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit B.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence, conversion or continuation of Revolving Loans of a single Type made from all the Lenders of any Class on a single date and having, in the case of Eurodollar Revolving Loans, a single Interest Period.
“Borrowing Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Borrowing in accordance with Section 2.03.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed (and, for a Letter of Credit, other than a day on which the Issuing Lender issuing such Letter of Credit is closed); provided, however, that

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when used in connection with a Eurodollar Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.
“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and from and after the effective date of the Cape Town Treaty in the relevant country, shall mean when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements and revisions thereto.
“Capital Asset Sale” shall have the meaning given such term in the definition of “EBITDAR” in this Section 1.01.
“Capitalized Lease” shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP (as in effect on the Closing Date). The amount of obligations of such Person under a Capitalized Lease shall be the capitalized amount thereof determined in accordance with GAAP (as in effect on the Closing Date).
“Cash Collateralization” shall have the meaning given such term in Section 2.02(j).
“Change in Law” shall mean, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law (including pursuant to any treaty or, for purposes of Section 5.09, any other agreement governing the right to fly international routes), rule or regulation or in the interpretation or application thereof by any Governmental Authority, Airport Authority or Foreign Aviation Authority after the date of this Agreement applicable to the Borrower or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or Issuing Lender or by such Lender’s or Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, requirements, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, requirements, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, implemented or issued.
“Class”, when used in reference to any Revolving Loan or Borrowing, shall refer to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are 3-Year Revolving Loans or 5-Year Revolving Loans and, when used in reference to any Revolving Commitment, refers to whether such Revolving Commitment is a 3-Year Revolving Commitment or a 5-Year Revolving Commitment. In addition, as the context requires, any extended tranche of Revolving Commitments shall constitute a Class of Revolving Loans separate from the Class of Revolving Loans from which they were converted.

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“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent to the effectiveness of this Agreement set forth in Section 4.01 have been satisfied or waived.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Commitment Fee” shall have the meaning set forth in Section 2.20(a).
“Commitment Fee Rate” shall mean the rate per annum set forth under the heading “Commitment Fee Rate” on the Applicable Pricing Grid.
“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (or net loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that: (a) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Capital Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded therefrom; (b) the net income (but not net loss) of any Person that is not the specified Person or a Subsidiary or that is accounted for by the equity method of accounting will be included therein only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or Subsidiary of the Person; (c) the net income (but not net loss) of any Subsidiary will be excluded therefrom to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (d) the cumulative effect of a change in accounting principles will be excluded therefrom; and (e) the effect of non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to FASB ASC No. 815 will be excluded therefrom.
“Co-Syndication Agents” shall mean Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Inc., Compass Bank, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., Fifth Third Bank, Goldman Sachs Bank USA, Industrial and Commercial Bank Of China Limited, New York Branch, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association and Wells Fargo Bank, N.A., in their capacity as co-syndication agents with respect to this Agreement.
“Default” shall mean any event that, unless cured or waived, with the passage of time or the giving of notice or both, would be an Event of Default.
“Defaulting Lender” shall mean, at any time, any Lender that (a) has failed, within one (1) Business Day of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Revolving Loans, (y) any portion of the participations in any Letter of Credit required to be funded hereunder or (z) any other amount required to be paid by it hereunder to the Administrative Agent, any Issuing Lender or any other Lender (or its banking Affiliates), unless, in the case of clause (x) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be

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satisfied) or (ii) generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any Issuing Lender, any other Lender or the Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit under this Agreement, which request shall only have been made after the conditions precedent to borrowings have been met, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such Issuing Lender’s, such other Lender’s or the Borrower’s, as applicable, receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (d) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Lender and the Lenders.
“Disqualified Institution” shall mean any Person (a) identified in writing to the Administrative Agent from time to time that is or becomes (i) a competitor of the Borrower or any of its Subsidiaries or (ii) a manufacturer of aircraft, engines or other equipment purchased or used by the Borrower, and (b) that is otherwise designated by the Borrower as such in a writing provided to the Administrative Agent prior to March 30, 2018, including, in each case, Affiliates thereof that are reasonably identifiable as such solely by their names.
“Dollar Amount” shall mean, at any time, for any amount, (i) if denominated in Dollars, the amount thereof and (ii) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 2.27.
“Dollars” and “$” shall mean lawful money of the United States of America.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“EBITDAR” shall mean, for any period, all as determined in accordance with GAAP, without duplication, an amount equal to (a) the Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus (b) the sum of (i) any provision for income taxes for such period, (ii) Interest Expense for such period, (iii) extraordinary, non-recurring or unusual losses for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any employee of the Borrower or its Subsidiaries of any Equity Interests during such period, (vii) aircraft rent expense for such period, (viii) any aggregate net loss during such period arising from a Capital Asset Sale (as defined below), (ix) all other non-cash charges for such period, (x) any losses arising under fuel hedging arrangements during such period, (xi) costs and expenses, including fees, incurred directly during such period in connection with the consummation of the transactions contemplated under the Loan Documents, and (xii) expenses or losses with respect to business interruption covered by insurance, in each case to the extent actually reimbursed, in the case of each of subclauses (i) through (xii) of this clause (b), to the extent deducted in the calculation of consolidated net income of the Borrower and its Subsidiaries for such period in accordance with GAAP, minus (c) the sum of (i) income tax credits for such period, (ii) interest income for such period, (iii) extraordinary, non-recurring or unusual gains for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by the Borrower or its Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) (a “Capital Asset Sale”), (v) any gains arising under fuel hedging arrangements during such period, and (vi) any other non-cash gains that have been added in determining consolidated net income during such period, in the case of each of subclauses (i) through (vi) of this clause (c), to the extent included in the calculation of

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consolidated net income of the Borrower and its Subsidiaries for such period in accordance with GAAP. For purposes of this definition, the following items shall be excluded in determining consolidated net income of the Borrower and its Subsidiaries for any period: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, the Borrower or any of its Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent any such income has actually been received by the Borrower or such Subsidiary, as applicable, in the form of cash dividends or distributions; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any of its Subsidiaries; (7) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (8) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition of such Subsidiary over the cost to the Borrower or any of its Subsidiaries of the investment in such Subsidiary; and (9) any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Affiliate Assignee” shall mean (a) with respect to any Lender, an Affiliate thereof that is: (i) a commercial bank or financial institution organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank or financial institution organized under the laws of France, Germany, the Netherlands or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank or institution is acting through a branch or agency located in such country or the United States; or (iii) a commercial bank or financial institution organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or under the laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank or institution is acting through a branch or agency located in the United States, and (b) with respect to Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender and (d) any other financial institution reasonably

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satisfactory to the Administrative Agent; provided that “Eligible Assignee” shall not include any Disqualified Institution, any natural person, the Borrower or any Affiliate of the Borrower.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding requirements or agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the protection of environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release into the environment or threatened Release into the environment of, or human exposure to, any pollutants, contaminants or any toxic, radioactive or otherwise hazardous materials.
“Environmental Liability” shall mean any liability, contingent or otherwise, (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether direct or indirect), and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as (i) a single employer under Section 414(b) or (c) of the Code, or (ii) solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code, or that is under common control with the Borrower within the meaning of Section 4001 of ERISA.
“Escrow Accounts” shall mean (1) accounts of the Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by the Borrower or any Subsidiary (plus accrued interest thereon) to manage the collection and payment of amounts collected, withheld or incurred by the Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise segregated for the benefit of, an identified beneficiary; in each case, held in escrow accounts, agent accounts, trust funds or other segregated accounts; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

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“Euro” or “€” shall mean the official currency of the European Economic and Monetary Union.
“Eurodollar”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.
“Eurodollar Tranche” shall mean the collective reference to Eurodollar Revolving Loans under a particular Revolving Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Revolving Loans shall originally have been made on the same day).
“Event of Default” shall have the meaning given such term in Section 7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Rate” shall mean on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later; provided, however, that if at any time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder or under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income however denominated by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any political subdivision thereof, (b) any Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such taxes (other than a connection arising solely from such recipient’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document), (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located, (d) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately before designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (e) in the case of a Lender, any withholding tax that is attributable to such Lender’s failure to comply with Section 2.16(f) or 2.16(g) and (f) any withholding tax that is imposed by reason of FATCA.
“Existing Barclays Credit Agreement” shall mean that certain Credit and Guaranty Agreement dated as of October 18, 2012 among the Borrower, the subsidiary guarantors from time to time

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party thereto, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, as amended prior to the date hereof.
“Existing JPM Credit Agreement” shall mean that certain Credit and Guaranty Agreement dated as of August 24, 2015 among the Borrower, the subsidiary guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended prior to the date hereof.
“Extended Revolving Credit Commitments” shall have the meaning given to such term in Section 2.29(a).
“Extending Lender” shall have the meaning given to such term in Section 2.29(a).
“Extension Agreement” shall have the meaning given to such term in Section 2.29(b).
“Extension Request” shall have the meaning given to such term in Section 2.29(a).
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“FAA Slot” shall mean all “slots” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or re-codified from time to time, or, in the case of slots at New York LaGuardia Airport, as defined in the Final Order, Operating Limitations at New York LaGuardia Airport, 71 Fed. Reg. 77,854 (December 27, 2006), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to New York LaGuardia Airport, as such order may be amended or re-codified from time to time, or, in the case of slots at John F. Kennedy International Airport, as defined in the Operating Limitations at John F. Kennedy International Airport, Order Limiting Scheduled Operations at John F. Kennedy International Airport, 73 Fed. Reg. 3510 (January 18, 2008), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to John F. Kennedy International Airport, as such order may be amended or re-codified from time to time, in each case of the Borrower and, if applicable, any Subsidiary of the Borrower, now held or hereafter acquired (other than “slots” which have been permanently allocated to another air carrier and in which the Borrower and, if applicable, any Subsidiary of the Borrower holds temporary use rights).
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are substantively similar thereto, any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, and any intergovernmental agreements with the United States with respect thereto and any laws or regulations implementing such intergovernmental agreement.
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Fees” shall collectively mean the Commitment Fees, Letter of Credit Fees, the Upfront Fees and other fees referred to in Section 2.19.
“Fifth-Freedom Rights” shall mean the operational right to enplane passenger traffic and cargo in a foreign country and deplane it in another foreign country, including any such right pursuant to a bilateral treaty between the United States and a foreign country.

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“Fitch” shall mean Fitch Ratings Inc. (or any successor thereto).
“Fixed Charge Coverage Ratio” shall mean, at any date for which such ratio is to be determined, the ratio of EBITDAR for the Rolling Twelve Month period ended on such date to the sum of the following for such period: (a) Interest Expense, plus (b) the aggregate cash aircraft rental expense of the Borrower and its Subsidiaries on a consolidated basis for such period payable in cash in respect of any aircraft leases (other than Capitalized Leases), all as determined in accordance with GAAP.
“Foreign Aviation Authorities” shall mean any foreign governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the authorization (a) to serve any foreign point on each of the Routes and/or to conduct operations related to the Routes and Supporting Route Facilities and/or (b) to hold and operate any Foreign Slots.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Slot” shall mean all of the rights and operational authority, now held or hereafter acquired, of the Borrower to conduct one (1) landing or takeoff operation during a specific hour or other period at each non-United States airport served in conjunction with the Borrower’s operations over a Route, other than “slots” which have been permanently allocated to another air carrier and in which the Borrower holds temporary use rights.
“GAAP” shall mean generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, in each case applied in accordance with Section 1.03.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposits or (ii) customary contractual indemnities in commercial agreements, in each case in the ordinary course of business and consistent with past practice. The amount of any obligation relating to a Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum reasonably anticipated liability for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform) as determined by the guarantor in good faith.

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“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, and radon gas, and all other substances that are regulated as hazardous pursuant to, or, due to their hazardous qualities, could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities of such Person under (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other swap or derivative agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other swap or derivative agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices.
“Impacted Interest Period” shall have the meaning assigned to it in the definition of “LIBO Rate”.
“Increase Effective Date” shall have the meaning given to such term in Section 2.28(a).
“Increase Joinder” shall have the meaning given to such term in Section 2.28(c).
“Incremental Amount” shall mean, at any time, the excess, if any, of (i) the sum of $1,000,000,000 plus the aggregate amount of reductions of 3-Year Revolving Commitments and 5-Year Revolving Commitments prior to such time in accordance with Section 2.11 over (ii) the aggregate amount of all Incremental Commitments established under the 3-Year Revolving Facility and the 5-Year Revolving Facility prior to such time in accordance with Section 2.28 (it being understood that the aggregate Revolving Commitments (including all Incremental Commitments) in effect at any time shall not exceed $3,650,000,000).
“Incremental Commitments” shall have the meaning given to such term in Section 2.28(a).
“Incremental Lender” shall have the meaning given to such term in Section 2.28(a).
“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money (including in connection with deposits or advances), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accrued expenses incurred and current accounts payable, in each case in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all obligations of such Person in respect of Capitalized Leases, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” shall mean Taxes (other than Excluded Taxes) imposed on or with respect to any payments made by the Borrower under this Agreement or any other Loan Document.

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“Indemnitee” shall have the meaning given such term in Section 10.04(b).
“Initial Appraisal Report” shall mean the Valuation Report, dated March 16, 2018, by Morten Beyer & Agnew.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Expense” shall mean, for any period, the gross cash interest expense (including the interest component of Capitalized Leases), of the Borrower and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with GAAP.
“Interest Payment Date” shall mean (a) as to any Eurodollar Revolving Loan having an Interest Period of one (1), two (2) or three (3) months, the last day of such Interest Period, (b) as to any Eurodollar Revolving Loan having an Interest Period of more than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to ABR Revolving Loans, the last Business Day of each March, June, September and December.
“Interest Period” shall mean, as to any Borrowing of Eurodollar Revolving Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Revolving Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months (or, if available to all applicable Lenders, twelve (12) months) thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the applicable Termination Date.
“International Interest” shall mean an “international interest” as defined in the Cape Town Convention.
“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment Property” shall have the meaning given to such term in the UCC.
“Issuing Lender” shall mean each Lender agreeing to be an issuer of Letters of Credit hereunder, in such capacity (which Lender shall be reasonably satisfactory to the Borrower and the Administrative Agent), and its successors in such capacity as provided in Section 2.02(i). Each Issuing Lender may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender reasonably acceptable to the Borrower, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“JFK” shall mean New York’s John F. Kennedy (JFK) International Airport.

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“JPMCB” shall have the meaning set forth in the first paragraph of this Agreement.
“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit issued by it.
“LC Exposure” shall mean, at any time, the sum of (a) the aggregate maximum undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be (i) with respect to the 3-Year Revolving Facility, its 3-Year Revolving Commitment Percentage of the total LC Exposure under the 3-Year Revolving Facility at such time and (ii) with respect to the 5-Year Revolving Facility, its 5-Year Revolving Commitment Percentage of the total LC Exposure under the 5-Year Revolving Facility at such time.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.
“Letter of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.02, which letter of credit shall be (i) a standby letter of credit, (ii) issued for general corporate purposes of the Borrower or any Subsidiary, (iii) denominated in Dollars or any Alternative Currency and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Issuing Lender.
“Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.
“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” shall mean, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Lien” shall mean (a) any mortgage, deed of trust, pledge, deed to secure debt, hypothecation, security interest, International Interest, Prospective International Interest, easement (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-ways, reservations, encroachments, zoning and other land use restrictions, claim or any other title defect, lease, encumbrance, restriction, lien or charge of any kind whatsoever and (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” shall mean this Agreement, the Letters of Credit (including applications for Letters of Credit and related reimbursement agreements) and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower to the Administrative Agent,

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any Issuing Lender or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, or (c) the ability of the Borrower to pay the obligations under the Loan Documents.
“Material Indebtedness” shall mean Indebtedness (other than the Revolving Loans and Letters of Credit) of the Borrower in an aggregate principal amount exceeding $200,000,000.
“Material Subsidiary” means, at any time, any Subsidiary of the Borrower having at such time (i) total assets, as of the last day of the most recently ended fiscal quarter for which the Borrower’s annual or quarterly financial statements have been most recently required to have been delivered pursuant to Section 5.01, having a net book value greater than or equal to 10% of the total assets of the Borrower and all of its Subsidiaries on a consolidated basis (as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 5.01 or, if available earlier and delivered to the Administrative Agent, the balance sheet that is internally available for the then most recently ended fiscal quarter or fiscal year, as applicable), (ii) total revenue, as of the last day of the most recently ended fiscal quarter for which the Borrower’s annual or quarterly financial statements have been most recently required to have been delivered pursuant to Section 5.01, greater than or equal to 10% of the total revenue of the Borrower and all of its Subsidiaries on a consolidated basis (as shown on the most recent income statement of the Borrower delivered pursuant to Section 5.01 or, if available earlier and delivered to the Administrative Agent, the income statement that is internally available for the then most recently ended fiscal quarter or fiscal year, as applicable) or (iii) any Pool Assets.
“Moody’s” shall mean Moody’s Investors Service, Inc. (or any successor thereto).
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
“Multiple Employer Plan” shall mean a Single Employer Plan, which is maintained for employees of the Borrower or an ERISA Affiliate and at least one (1) person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates and in respect of which the Borrower or an ERISA Affiliate could have liability, contingent or otherwise, under ERISA.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning given to such term in Section 2.29(c).
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction

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quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” shall mean the unpaid principal of and interest on (including interest, reasonable fees and reasonable out-of-pocket costs accruing after the maturity of the Revolving Loans and interest, reasonable fees and reasonable out-of-pocket costs accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or costs is allowed in such proceeding) the Revolving Loans and all other obligations and liabilities of the Borrower to any Agent, any Issuing Lender or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, reasonable fees, indemnities, reasonable out-of-pocket costs, reasonable and documented out-of-pocket expenses (including all reasonable fees, charges and disbursements of counsel to any Agent, any Issuing Lender or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the Borrower in his/her capacity as such.
“Other Taxes” shall mean any and all present or future stamp, mortgage, intangible, documentary, recording or filing taxes or any other similar taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment.
“Outstanding Letters of Credit” shall have the meaning given such term in Section 2.02(j).
“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Pacific Countries” shall mean (i) countries bordering the Pacific Ocean in Asia, North America, Australia and New Zealand, (ii) islands surrounded by the Pacific Ocean and (iii) Thailand, Myanmar (Burma), Laos and Cambodia.
“Pacific Routes” shall mean the Routes to or from Pacific Countries (other than Routes between countries in North America).
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning given such term in Section 10.02(d).
“Participant Register” shall have the meaning given such term in Section 10.02(d).
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act) of 2001, Title III of Pub. L. 107-56,

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signed into law on October 26, 2001 or any subsequent legislation that amends, supplements or supersedes such Act.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Plan” shall mean a Single Employer Plan or a Multiple Employer Plan that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.
“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pool Assets” shall mean, on any date of determination (a) all Pacific Routes and (b) any Additional Pool Assets designated by the Borrower at its discretion pursuant to the terms of this Agreement. The Pool Assets on the Closing Date are set forth on Schedule 6.05 hereto. Schedule 6.05 may be updated from time to time in the Borrower’s sole discretion to add Additional Pool Assets as contemplated by Section 10.08(f).
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Prospective International Interest” shall have the meaning given in the Cape Town Convention.
“Protocol” shall mean the Protocol referred to in the defined term “Cape Town Convention.”
“Quotation Day” shall mean, with respect to any Eurodollar Revolving Loan for any Interest Period, two (2) Business Days prior to the commencement of such Interest Period.
“Rating Agency” shall mean any of S&P, Moody’s and Fitch.
“Ratings” shall mean as of any date of determination, the corporate credit rating as determined by S&P, the corporate family rating as determined by Moody’s or the corporate credit rating as determined by Fitch, as applicable, of the Borrower.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Bank or (d) any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder or under any Loan Document, as applicable.
“Refinancing Amendment” shall have the meaning given such term in Section 10.08(e).

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“Refinancing Debt” shall mean Indebtedness (or commitments in respect thereof) incurred to refinance (whether concurrently or after any repayment or prepayment of any such Indebtedness being refinanced) (a) commitments under the Revolving Facility or (b) Indebtedness (or commitments in respect thereof) incurred pursuant to the preceding clause (a), in each case, from time to time, in whole or part, in the form of (i) one or more new revolving credit facilities (each, a “Refinancing Revolving Facility”) made available under this Agreement with the consent (which consent shall not be unreasonably withheld or delayed) of the Borrower and the Administrative Agent (to the extent such consent would be required under Section 10.02(b) for an assignment of Revolving Loans to the applicable lender) and the lenders providing such financing (and no other lenders) or (ii) one or more series of revolving credit facilities outside of this Agreement; provided that (A) any Refinancing Debt shall not mature, and there shall be no scheduled commitment reductions or scheduled amortization payments under any such Refinancing Debt, prior to the maturity date of the revolving commitments being refinanced, (B) the other terms and conditions of such Refinancing Debt (excluding pricing, premium, maturity, scheduled amortization and optional prepayment or redemption provisions) shall be customary market terms for indebtedness of such type, (C) after giving pro forma effect to the incurrence of Refinancing Debt (to the extent of any drawings to be made thereunder on the date of effectiveness of the related commitments) and the application of the net proceeds therefrom, the Borrower shall be in pro forma compliance with Section 6.03 and Section 6.04, (D) there shall be no additional direct or contingent obligors with respect to such Refinancing Debt, (E) the aggregate principal amount of such Refinancing Debt shall not exceed the aggregate principal amount of the Indebtedness being refinanced plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (F) no Lender shall be obligated to provide any such Refinancing Debt and (G) such Indebtedness shall rank pari passu in right of payment with the Obligations and shall be unsecured.
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents, advisors, trustees, managers and representatives of such Person and such Person’s Affiliates.
“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.
“Required 3-Year Lenders” shall mean, at any time, Lenders holding more than 50% of the Total 3-Year Revolving Commitments then in effect or, if the 3-Year Revolving Commitments have been terminated, the Total 3-Year Revolving Extensions of Credit then outstanding.
“Required 5-Year Lenders” shall mean, at any time, Lenders holding more than 50% of the Total 5-Year Revolving Commitments then in effect or, if the 5-Year Revolving Commitments have been terminated, the Total 5-Year Revolving Extensions of Credit then outstanding.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Responsible Officer” shall mean the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, controller, chief accounting officer, secretary or assistant secretary of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer of the Borrower.

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“Revolving Availability Period” shall mean, (a) with respect to the 3-Year Revolving Facility, the period from and including the Closing Date to but excluding the 3-Year Revolving Facility Termination Date and (b) with respect to the 5-Year Revolving Facility, the period from and including the Closing Date to but excluding the 5-Year Revolving Facility Termination Date.
“Revolving Commitment” shall mean the 3-Year Revolving Commitment and/or the 5-Year Revolving Commitment, as applicable.
“Revolving Commitment Increase” shall have the meaning given to such term in Section 2.28(a).
“Revolving Commitment Percentage” shall mean, at any time, with respect to each Lender, its 3-Year Revolving Commitment Percentage or its 5-Year Revolving Commitment Percentage, as applicable.
“Revolving Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s 3-Year Revolving Commitment Percentage of the LC Exposure with respect to the 3-Year Revolving Facility then outstanding and (c) such Lender’s 5-Year Revolving Commitment Percentage of the LC Exposure with respect to the 5-Year Revolving Facility then outstanding.
“Revolving Facility” shall mean each of (a) the 3-Year Revolving Commitments and the 3-Year Revolving Loans made thereunder (the “3-Year Revolving Facility”) and (b) the 5-Year Revolving Commitments and the 5-Year Revolving Loans made thereunder (the “5-Year Revolving Facility”).
“Revolving Facility Maturity Date” shall mean the 3-Year Revolving Facility Maturity Date or the 5-Year Revolving Facility Maturity Date, as applicable.
“Revolving Loan” shall mean a 3-Year Revolving Loan or 5-Year Revolving Loan, as applicable.
“Rolling Twelve Months” shall mean, with respect to any date of determination, the month most recently ended and the eleven (11) immediately preceding months for which, in each case, financial statements are available considered as a single period.
“Routes” shall mean the routes for which the Borrower holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, Fifth-Freedom Rights and “behind/beyond rights”, whether or not utilized by the Borrower.
“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).
“Sanctions” shall have the meaning given to such term in Section 3.11(a).
“SEC” shall mean the United States Securities and Exchange Commission.
“Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is maintained for current or former employees of the Borrower or an ERISA Affiliate and in respect of which the Borrower or any ERISA Affiliate could reasonably be expected to have liability under Title IV of ERISA.
“Slot” shall mean each FAA Slot and each Foreign Slot.

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“Spare Part” shall mean (a) an accessory, appurtenance, or part of (i) an Aircraft (except an engine or propeller), (ii) an engine (except a propeller), (iii) a propeller or (iv) an Appliance, in each case that is to be installed at a later time in an aircraft, engine, propeller or Appliance and shall include, without limitation, “spare parts” as defined in 49 U.S.C. § 40102(a)(43), (b) an Appliance or (c) a propeller.
“Specified Person” shall have the meaning given to such term in Section 3.11(a).
“Specified Time” shall mean 11:00 a.m., London time.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Revolving Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” shall mean, with respect to any Person (in this definition referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors (or equivalent governing body) is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Company” shall have the meaning set forth in Section 6.02(a)(ii).
“Supporting Route Facilities” shall mean gates, ticket counters and other facilities assigned, allocated, leased, or made available to the Borrower at non-U.S. airports used in the operation of scheduled service over a Route.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall mean (a) the 3-Year Revolving Facility Termination Date applicable to the related Revolving Commitments or (b) the 5-Year Revolving Facility Termination Date applicable to the related Revolving Commitments, as applicable.
“Termination Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived) as in effect on the Closing Date (no matter how such notice requirement may be changed in the future), (b) an event described in Section 4068 of ERISA, (c) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA, (d) the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (e) the imposition of Withdrawal Liability or receipt of notice from a Multiemployer Plan that such liability may be imposed, (f) a determination that a Multiemployer Plan is, or is expected to be, insolvent

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within the meaning of Title IV of ERISA, (g) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, (h) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (i) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA) applicable to such Plan, whether or not waived, (j) any failure by any Plan to satisfy the special funding rules for plans maintained by commercial airlines contained in Section 402 of the Pension Protection Act of 2006, (k) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, or (l) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
“Total 3-Year Revolving Commitment” shall mean, at any time, the sum of the 3-Year Revolving Commitments at such time. The original amount of the Total 3-Year Revolving Commitment is $1,325,000,000.
“Total 3-Year Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the 3-Year Revolving Extensions of Credit of the Lenders outstanding at such time.
“Total 5-Year Revolving Commitment” shall mean, at any time, the sum of the 5-Year Revolving Commitments at such time. The original amount of the Total 5-Year Revolving Commitment is $1,325,000,000.
“Total 5-Year Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the 5-Year Revolving Extensions of Credit of the Lenders outstanding at such time.
“Total Revolving Commitment” shall mean, at any time, the sum of the 3-Year Revolving Commitments and the 5-Year Revolving Commitments at such time.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.
“Transactions” shall mean the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the termination of the Existing Barclays Credit Agreement and the Existing JPM Credit Agreement.
“Type”, when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.
“United States Citizen” shall have the meaning set forth in Section 3.02.
“Unused Total 3-Year Revolving Commitment” shall mean, at any time, (a) the Total 3-Year Revolving Commitment less (b) the Total 3-Year Revolving Extensions of Credit.

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“Unused Total 5-Year Revolving Commitment” shall mean, at any time, (a) the Total 5-Year Revolving Commitment less (b) the Total 5-Year Revolving Extensions of Credit.
“Unused Total Revolving Commitment” shall mean the Unused Total 3-Year Revolving Commitment or the Unused Total 5-Year Revolving Commitment, as applicable.
“Upfront Fees” shall have the meaning set forth in Section 2.20(b).
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.16(g)(1)(ii)(3).
“Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA and shall include liability that results from either a complete or partial withdrawal.
“Withholding Agent” shall mean the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower, the actual knowledge of any Responsible Officer.
SECTION 1.03.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend

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the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
SECTION 1.04.    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor, provided that the foregoing shall not apply to any liability arising out of the bad faith, willful misconduct or negligence of the Administrative Agent.
SECTION 2.
AMOUNT AND TERMS OF CREDIT
SECTION 2.01.    Revolving Commitments of the Lenders.
(a)    Revolving Commitments. (i) Each Lender under the 3-Year Revolving Facility severally, and not jointly with the other Lenders under the 3-Year Revolving Facility, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each a “3-Year Revolving Loan” and collectively, the “3-Year Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period with respect to the 3-Year Revolving Facility in an aggregate principal amount not to exceed, when added to such Lender’s LC Exposure under the 3-Year Revolving Facility, the 3-Year Revolving Commitment of such Lender, which 3-Year Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the Total 3-Year Revolving Extensions of Credit exceed the Total 3-Year Revolving Commitment.
(ii)    Each Lender under the 5-Year Revolving Facility severally, and not jointly with the other Lenders under the 5-Year Revolving Facility, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each a “5-Year Revolving Loan” and collectively, the “5-Year Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period with respect to the 5-Year Revolving Facility in an aggregate principal amount not to exceed, when added to such Lender’s LC Exposure under the 5-Year Revolving Facility, the 5-Year Revolving Commitment of such Lender, which 5-Year Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the Total 5-Year Revolving Extensions of Credit exceed the Total 5-Year Revolving Commitment.
(iii)    Each Borrowing of a Revolving Loan under the applicable Revolving Facility shall be made from the applicable Lenders pro rata in accordance with their respective Revolving Commitments; provided, however, that the failure of any Lender to make any Revolving Loan under the applicable Revolving Facility shall not in itself relieve the other Lenders under such Revolving Facility of their obligations to lend.
(b)    Type of Borrowing. Each Borrowing shall be comprised entirely of ABR Revolving Loans or Eurodollar Revolving Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.
(c)    Amount of Borrowing. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing

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shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unused Total 3-Year Revolving Commitment or the Unused Total 5-Year Revolving Commitment, as applicable, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.02(e). Borrowings of more than one (1) Type may be outstanding at the same time.
(d)    Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a Revolving Loan if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date with respect to the applicable Revolving Commitments.
SECTION 2.02.    Letters of Credit. (a) General. (i) Subject to the terms and conditions set forth herein, the Borrower may request from any Issuing Lender under the 3-Year Revolving Facility the issuance of Letters of Credit in Dollars or any Alternative Currency, at any time and from time to time during the Revolving Availability Period with respect to the 3-Year Revolving Facility, in each case, for the Borrower’s own account or the account of the Borrower or any Subsidiary, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit.
(ii)    Subject to the terms and conditions set forth herein, the Borrower may request from any Issuing Lender under the 5-Year Revolving Facility the issuance of Letters of Credit in Dollars or any Alternative Currency, at any time and from time to time during the Revolving Availability Period with respect to the 5-Year Revolving Facility, in each case, for the Borrower’s own account or the account of the Borrower or any Subsidiary, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit by any Issuing Lender (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall either hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender (which approval shall not be unreasonably withheld, delayed or conditioned)) to the applicable Issuing Lender and the Administrative Agent (at least three (3) Business Days (or such shorter period as may be agreed by the applicable Issuing Lender) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (1) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (2) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), (3) the amount of such Letter of Credit, (4) the currency of such Letter of Credit, (5) the name and address of the beneficiary thereof, (6) whether such Letter of Credit is to be issued under the 3-Year Revolving Facility or the 5-Year Revolving Facility and (7) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the

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Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit; provided that, to the extent such standard form (and/or any related reimbursement agreement) is inconsistent with the Loan Documents, the Loan Documents shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) with respect to the 3-Year Revolving Facility, (x) the aggregate LC Exposure thereunder shall not exceed the 3-Year LC Sublimit and (y) the aggregate amount of the Unused Total 3-Year Revolving Commitment shall not be less than zero and (ii) with respect to the 5-Year Revolving Facility, (x) the aggregate LC Exposure thereunder shall not exceed the 5-Year LC Sublimit and (y) the aggregate amount of the Unused Total 5-Year Revolving Commitment shall not be less than zero. No Issuing Lender (other than an Affiliate of the Administrative Agent) shall permit any such issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the earliest Revolving Facility Maturity Date with respect to the applicable Revolving Commitments (provided that, to the extent that all of the participations in such Letter of Credit held by the holders of such Revolving Commitments have been re-allocated or Cash Collateralized pursuant to the terms of any Extension Agreement or Refinancing Amendment, such Revolving Commitments shall be disregarded for purposes of this clause (ii)).
(d)    Participations. By the issuance of a Letter of Credit under the applicable Revolving Facility (or an amendment, renewal or extension of a Letter of Credit thereunder, including any amendment increasing the amount thereof), and without any further action on the part of the applicable Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender under such Revolving Facility, and each Lender under such Revolving Facility hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s applicable Revolving Commitment Percentage of the Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender under the applicable Revolving Facility hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Lender, such Lender’s applicable Revolving Commitment Percentage of the Dollar Amount of each LC Disbursement made by such Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender under the applicable Revolving Facility acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit thereunder is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit thereunder or the occurrence of an Event of Default or reduction or termination of the Revolving Commitments thereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If an Issuing Lender under the applicable Revolving Facility shall make any LC Disbursement in respect of a Letter of Credit thereunder, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Amount of such LC Disbursement or (subject to the two immediately succeeding sentences), with respect to any Letter of Credit denominated in an Alternative Currency, an amount equal to the amount of such LC Disbursement in the applicable Alternative Currency not later than the first Business Day following the date the Borrower receives notice of such LC Disbursement; provided that, in the case of any LC Disbursement made in Dollars, to the extent not reimbursed and, subject to the satisfaction (or waiver) of the conditions to borrowing set forth

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herein, including, without limitation, making a request in accordance with Section 2.03(a) that such payment shall be financed with an ABR Borrowing under the applicable Revolving Facility, as the case may be, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Lender or any applicable Lender to any stamp, duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Lender or Lender. If the Borrower fails to make such payment when due, then (i) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, the Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Amount of such LC Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Lender of the applicable LC Disbursement and the Dollar Amount thereof.
If the Borrower fails to make any payment due under the preceding paragraph with respect to a Letter of Credit when due (including by a Borrowing), the Administrative Agent shall notify each Lender under the applicable Revolving Facility of the applicable LC Disbursement (as converted to Dollars, if applicable), the payment then due from the Borrower in respect thereof and such Lender’s applicable Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Lender under the applicable Revolving Facility shall pay to the Administrative Agent its applicable Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Revolving Loans thereunder made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.02(e) with respect to any LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.02 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders, nor the applicable Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special,

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indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), the applicable Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The applicable Issuing Lender shall, promptly following its receipt thereof or within the time period stipulated by the terms and conditions of the applicable Letter of Credit (if any), examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination of such drawing documents, the applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the applicable Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Lender and the Lenders under the applicable Revolving Facility with respect to any such LC Disbursement in accordance with the terms herein.
(h)    Interim Interest. If the applicable Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse (including by a Borrowing) such LC Disbursement in full not later than the first Business Day following the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans under the applicable Revolving Facility; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.08 shall apply; provided further that, in the case of an LC Disbursement made under a Letter of Credit in an Alternative Currency, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on the Business Day immediately succeeding such LC Disbursement, (A) be payable in the applicable Alternative Currency and (B) if not reimbursed on the date of such LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such LC Disbursement plus the Applicable Margin applicable to Eurodollar Revolving Loans under the applicable Revolving Facility at such time and (ii) in the case of any LC Disbursement that is reimbursed after the Business Day immediately succeeding such LC Disbursement (A) be payable in Dollars, (B) accrue on the Dollar Amount of such LC Disbursement and (C) bear interest as provided above. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section 2.02 to reimburse the applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of the Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders under the applicable Revolving Facility of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.21. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to

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Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Replacement of Letters of Credit; Cash Collateralization. With respect to Letters of Credit issued under any Revolving Facility, the Borrower shall (i) upon or prior to the occurrence of the earlier of (A) the latest Revolving Facility Maturity Date with respect to all Revolving Commitments under such Revolving Facility and (B) the acceleration of the Revolving Loans (if any) under such Revolving Facility and the termination of the Revolving Commitments under such Revolving Facility in accordance with the terms hereof, (x) cause all Letters of Credit under such Revolving Facility which expire after the earlier to occur of (1) the latest Revolving Facility Maturity Date with respect to all Revolving Commitments under such Revolving Facility and (2) the acceleration of the Revolving Loans (if any) under such Revolving Facility and the termination of the Revolving Commitments under such Revolving Facility, in accordance with the terms hereof (the “Outstanding Letters of Credit”) to be returned to the applicable Issuing Lender undrawn and marked “cancelled” or (y) if the Borrower does not do so in whole or in part either (1) provide one or more “back-to-back” letters of credit to each applicable Issuing Lender with respect to any such Outstanding Letters of Credit in a form reasonably satisfactory to each such Issuing Lender and the Administrative Agent, issued by a bank reasonably satisfactory to each such Issuing Lender and the Administrative Agent, and/or (2) deposit cash in an account maintained with the Administrative Agent, as collateral security for the Borrower’s reimbursement obligations in connection with any such Outstanding Letters of Credit, such cash (or any applicable portion thereof) to be promptly remitted to the Borrower (provided no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred or is continuing) upon the expiration, cancellation or other termination or satisfaction of the Borrower’s reimbursement obligations with respect to such Outstanding Letters of Credit, in whole or in part; in an aggregate principal amount for all such “back-to-back” letters of credit and any such Cash Collateralization equal to the then outstanding amount of all LC Exposure (less the amount, if any, on deposit in such account prior to taking any action pursuant to clauses (1) or (2) above), and (ii) if required pursuant to Section 2.02(m), 2.12(b), 2.26(b)(ii), 2.26(c)(ii), 2.26(d), 2.27(b) or 7.01 or pursuant to any Extension Agreement or Refinancing Amendment, deposit in such account an amount required pursuant to Section 2.02(m), 2.12(b), 2.26(b)(ii), 2.26(c)(ii), 2.26(d), 2.27(b) or 7.01, or pursuant to any such Extension Agreement or Refinancing Amendment, as applicable; provided that the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or LC Disbursements in an Alternative Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements (any such deposit described in the preceding clause (i) or clause (ii), “Cash Collateralization”). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrower’s risk and reasonable expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide Cash Collateralization hereunder pursuant to Section 2.02(m), 2.12(b), 2.26(b)(ii), 2.26(c)(ii), 2.26(d) or 2.27(b), or the terms of any Extension Agreement or Refinancing Amendment, such Cash Collateralization (to the extent not applied as contemplated by the applicable section) shall be returned to the Borrower within three (3) Business Days after the applicable section (or Extension Agreement or Refinancing Amendment, as applicable) no longer requires the provision of such Cash Collateralization.

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(k)    Issuing Lender Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Lender under any Revolving Facility shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit thereunder during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, the aggregate face amount of the Letters of Credit to be issued, amended, renewed, or extended by it (and whether, subject to Section 2.02(b), the face amount of any such Letter of Credit was changed thereby) and the aggregate face amount of such Letters of Credit outstanding under any Revolving Facility after giving effect to such issuance, amendment, renewal or extension, (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(l)    Conversion. In the event that the Revolving Loans under any Revolving Facility become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Alternative Currency Letter of Credit thereunder (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.02(j), if such cash collateral is deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Lenders thereunder are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to Section 2.02(e) in respect of unreimbursed LC Disbursements made under any Alternative Currency Letter of Credit thereunder and (iii) of each Lender’s participation in any Alternative Currency Letter of Credit under which an LC Disbursement thereunder has been made shall, automatically and with no further action required, be converted into the Dollar Amount of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender under the applicable Revolving Facility in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
(m)    Provisions Related to Extended Revolving Commitments and Commitments in Respect of Refinancing Revolving Facilities. If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit under the applicable Revolving Facility with respect to which Lenders holding such Revolving Commitments hold participation interests, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders under such Revolving Facility to purchase participations therein and to make payments in respect thereof pursuant to Section 2.02(d) or (e) and for any reallocations required pursuant to Section 2.26(b)(i)) under (and ratably participated in by Lenders thereunder pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.02(j). For the avoidance of doubt, commencing with the maturity date of any tranche of Revolving Commitments under the applicable Revolving Facility, the sublimit for Letters of Credit under any tranche of Revolving Commitments under such Revolving Facility that has not so then matured shall be as agreed in the relevant Extension Agreement or Refinancing Amendment, as applicable, with such Lenders (to the extent such Extension Agreement or Refinancing Amendment so provides).

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SECTION 2.03.    Requests for Borrowings.
(a)    Unless otherwise agreed to by the Administrative Agent in connection with making the initial Revolving Loans on the Closing Date, if any, to request a Borrowing of Revolving Loans under the applicable Revolving Facility, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing and (ii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.02(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01(a):
(i)    the aggregate amount of the requested Borrowing (which shall comply with Section 2.01(c));
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    whether such Borrowing is under the 3-Year Revolving Facility or the 5-Year Revolving Facility; and
(v)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each Lender under the applicable Revolving Facility of the details thereof and of the amount of such Lender’s Revolving Loan under such Revolving Facility to be made as part of the requested Borrowing.
SECTION 2.04.    Funding of Borrowings. (a) Each Lender under the applicable Revolving Facility shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.02(e) shall be remitted by the Administrative Agent to the Issuing Lender.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, with respect to any ABR Borrowing made on same-day notice, prior to 12:00 noon, New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraphs (a) and/or (b) of this

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Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing.
SECTION 2.05.    Interest Elections. (a) The Borrower may elect from time to time to (i) convert ABR Revolving Loans to Eurodollar Revolving Loans, (ii) convert Eurodollar Revolving Loans to ABR Revolving Loans, provided that any such conversion of Eurodollar Revolving Loans may only be made on the last day of an Interest Period with respect thereto or (iii) continue any Eurodollar Revolving Loan as such upon the expiration of the then current Interest Period with respect thereto.
(b)    To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03(a) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:
(i)    the Borrowing to which such Interest Election Request applies (including whether such Borrowing is under the 3-Year Revolving Facility or the 5-Year Revolving Facility) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

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(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.06.    Limitation on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Revolving Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Revolving Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty (20) Eurodollar Tranches shall be outstanding at any one time.
SECTION 2.07.    Interest on Revolving Loans.
(a)    Subject to the provisions of Section 2.08, each ABR Revolving Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days or, when the Alternate Base Rate is based on the Prime Rate, a year with three hundred sixty five (365) days or three hundred sixty six (366) days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.08, each Eurodollar Revolving Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at a rate per annum equal, during each Interest Period applicable thereto, to the LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Accrued interest on all Revolving Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date with respect to such Revolving Loans or the related Revolving Commitments and thereafter on written demand and (with respect to Eurodollar Revolving Loans) upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any Eurodollar Revolving Loan to an ABR Revolving Loan, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion.
SECTION 2.08.    Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Revolving Loan or in the payment of any fee becoming due hereunder or in the reimbursement pursuant to Section 2.02(e) of any LC Disbursement, whether at stated maturity, by acceleration or otherwise, the Borrower shall on written demand of the Administrative Agent (which written demand shall be given at the request of the Required Lenders) from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days or, when the Alternate Base Rate is applicable and is based on the Prime Rate, a year of three hundred sixty five (365) days or three hundred sixty six (366) days in a leap year) equal to (a) with respect to the principal amount of any Revolving Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) with respect to interest, fees and reimbursement of LC Disbursements, the rate applicable for ABR Revolving Loans plus 2.0%.
SECTION 2.09.    Alternate Rate of Interest.
(a)    In the event, and on each occasion, that on the date that is two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Revolving Loan, the Administrative Agent

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shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis), the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Eurodollar Revolving Loans hereunder (including pursuant to a refinancing with Eurodollar Revolving Loans and including any request to continue, or to convert to, Eurodollar Revolving Loans) shall be deemed a request for a Borrowing of ABR Revolving Loans.
(b)    Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in this Section 2.09 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in this Section 2.09 have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.08, such amendment shall become effective without any further action or consent of any Lender so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.09(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), any request by the Borrower for a Borrowing of Eurodollar Revolving Loans hereunder (including pursuant to a refinancing with Eurodollar Revolving Loans and including any request to continue, or to convert to, Eurodollar Revolving Loans) shall be deemed a request for a Borrowing of ABR Revolving Loans.
SECTION 2.10.    Repayment of Revolving Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender under the applicable Revolving Facility the then unpaid principal amount of each Revolving Loan then outstanding on the Termination Date applicable to such Revolving Loan.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts for each Revolving Facility in which it shall record (i) the amount of each Revolving Loan made hereunder under such Revolving Facility, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder under such Revolving Facility and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders under such Revolving Facility and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.

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(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Revolving Loans made by it under any Revolving Facility be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11.    Optional Termination or Reduction of Revolving Commitments. Upon at least one (1) Business Day prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Revolving Commitment under any Revolving Facility; provided that each such notice shall be revocable to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of the Unused Total Revolving Commitment under any Revolving Facility shall be in the principal amount not less than $5,000,000 and in an integral multiple of $1,000,000. Simultaneously with each reduction or termination of the applicable Revolving Commitment, the Borrower shall pay to the Administrative Agent for the account of each Lender under the applicable Revolving Facility the Commitment Fee accrued and unpaid on the amount of the applicable Revolving Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Revolving Commitment under the applicable Revolving Facility pursuant to this Section 2.11 shall be applied to reduce the Revolving Commitment under such Revolving Facility of each Lender on a pro rata basis.
SECTION 2.12.    Mandatory Prepayment of Revolving Loans and Mandatory Commitment Reductions; Commitment Termination.
(a)    The Borrower shall prepay the Revolving Loans under any Revolving Facility (without any corresponding reduction in Revolving Commitments) in an amount necessary to comply with Section 6.03, in each case as directed by the Borrower.
(b)    If at any time the Total 3-Year Revolving Extensions of Credit for any reason exceed the Total 3-Year Revolving Commitment at such time or the Total 5-Year Revolving Extensions of Credit for any reason exceed the Total 5-Year Revolving Commitment at such time, the Borrower shall prepay Revolving Loans under the applicable Revolving Facility on a pro rata basis in an amount sufficient to eliminate such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans under the applicable Revolving Facility, the Total 3-Year Revolving Extensions of Credit exceed the Total 3-Year Revolving Commitment then in effect or the Total 5-Year Revolving Extensions of Credit exceed the Total 5-Year Revolving Commitment then in effect, the Borrower shall Cash Collateralize outstanding Letters of Credit under the applicable Revolving Facility to the extent of such excess.
(c)    Upon the Termination Date applicable to any Revolving Commitment, such Revolving Commitment shall be terminated in full and the Borrower shall repay the applicable Revolving Loans in full and, except as the Administrative Agent may otherwise agree in writing, if any Letter of Credit

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remains outstanding under the applicable Revolving Facility, comply with Section 2.02(j) in accordance therewith.
(d)    All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.15 and 2.19 hereof.
SECTION 2.13.    Optional Prepayment of Revolving Loans.
(a)    The Borrower shall have the right, at any time and from time to time, to prepay any Revolving Loans under any Revolving Facility, in whole or in part, (i) with respect to Eurodollar Revolving Loans, upon (A) telephonic notice followed promptly by written or facsimile notice or (B) written or facsimile notice received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Revolving Loans, upon written or facsimile notice received by 1:00 p.m., New York City time, one (1) Business Day prior to the proposed date of prepayment; provided that ABR Revolving Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided further, however, that (A) each such partial prepayment shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000, (B) no prepayment of Eurodollar Revolving Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a Borrowing of Eurodollar Revolving Loans shall result in the aggregate principal amount of the Eurodollar Revolving Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000.
(b)    All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Sections 2.15 and 2.19 hereof.
(c)    Each notice of prepayment shall specify the prepayment date, the applicable Revolving Facility, the principal amount of the Revolving Loans thereunder to be prepaid and, in the case of Eurodollar Revolving Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Revolving Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender under the applicable Revolving Facility of the principal amount of the Revolving Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
SECTION 2.14.    Increased Costs. (a) If any Change in Law shall:
(i)    subject any Lender or Issuing Lender to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(ii)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)) or Issuing Lender; or

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(iii)    impose on any Lender or Issuing Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Revolving Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of converting any ABR Revolving Loan to a Eurodollar Revolving Loan or making, maintaining or continuing any Eurodollar Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Lender reasonably determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts, in each case as documented by such Lender or Issuing Lender to the Borrower as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.
(c)    The Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Revolving Loan equal to the actual costs of such reserves allocated to such Revolving Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Revolving Commitments or the funding of the Eurodollar Revolving Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Revolving Commitment or Revolving Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Revolving Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent, and which notice shall specify the Statutory Reserve Rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(d)    A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

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(e)    Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
(f)    Any determination by a Lender or Issuing Lender of amounts owed pursuant to this Section 2.14 to such Lender or Issuing Lender due to any Change in Law, pursuant to the proviso in the definition thereof shall be made in good faith in a manner generally consistent with such Lender’s or Issuing Lender’s standard practice.
SECTION 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurodollar Revolving Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or Section 10.08(d), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender or Issuing Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Revolving Loan had such event not occurred, at the applicable rate of interest for such Revolving Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Revolving Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
SECTION 2.16.    Taxes. (a) Any and all payments by or on account of any Obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Tax or Other Taxes are required to be withheld from any amounts payable to a Recipient, as determined in good faith by the applicable Withholding Agent, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16), such Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(b)    In addition (and without duplication of any payments with respect to Other Taxes pursuant to Section 2.16(a)), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify each Recipient within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of such Recipient on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. After a Recipient learns of the imposition of Indemnified Taxes or Other Taxes, such party will act in good faith to notify the Borrower promptly of its obligations thereunder. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender and Issuing Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender or Issuing Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Taxes attributable to such Lender's or Issuing Lender’s failure to comply with the provisions of Section 10.02(d) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Lender (as the case may be) by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender or Issuing Lender (as the case may be) from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Borrower as will (i) enable the Borrower to determine whether such Lender is subject to backup withholding or information reporting requirements, and (ii) permit such payments to be made without withholding or at a reduced rate; provided that a Foreign Lender shall not be required to deliver any documentation pursuant to this Section 2.16(f) that such Foreign Lender is not legally able to deliver.
(g)     (1) Without limiting the generality of Section 2.16(f),
(i) any Lender that is a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent (and the Borrower at its request) on or prior to the date on

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which such Lender becomes a party under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent (in such number of copies as shall be requested by the recipient) (and the Borrower at its request) on or prior to the date on which such Foreign Lender becomes a party under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;
(2) executed copies of Internal Revenue Service Form W-8ECI;
(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit C-1 to the effect that (i) such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;
(4) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating bank granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or C-3 (as applicable), Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating bank) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such beneficial owner; or
(5) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
If the Administrative Agent is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Administrative Agent shall deliver to the Borrower, on or prior to the date on which it becomes the Administrative Agent (and from time to time thereafter when the previously delivered forms expire, or upon the reasonable request of the Borrower), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.
The Administrative Agent and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or

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certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(2)    If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (2), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over an amount equal to such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) if, and then only to the extent, the payment of such amount would place the Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
SECTION 2.17.    Payments Generally; Pro Rata Treatment.
(a)    The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York 10179, pursuant to wire instructions to be provided by the Administrative Agent, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing

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interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the applicable currency.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.20, 2.21 and 10.04 payable to the Agents, the Lenders and the Issuing Lenders and towards payment of interest then due on account of the Revolving Loans and Letters of Credit, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of principal of the Revolving Loans and unreimbursed LC Disbursements then due hereunder ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(d), 2.02(e), 2.04(a), 8.04 or 10.04(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(e)    Pro Rata Treatment. (i) Each payment by the Borrower of interest in respect of the Revolving Loans of any Class shall be applied to the amounts of such obligations owing to the Lenders of such Class pro rata according to the respective amounts then due and owing to the Lenders.
(ii)    Each payment (including each prepayment) by the Borrower on account of principal of the Revolving Loans under the applicable Revolving Facility shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders under such Revolving Facility.
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders. (a) If the Borrower is required to pay any additional amount or indemnification payment to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably requested by the Borrower, if, in the judgment of such Lender, such designation, assignment or filing (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense (other than immaterial costs and expenses) and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)    If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at such time, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)    Each party hereto agrees that (a) an assignment required pursuant to this Section 2.18 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.19.    Certain Fees. The Borrower shall pay (a) to the Lenders (or their affiliates) party thereto the fees set forth in that certain Upfront Fee Letter dated as of March 30, 2018 among such Lenders (or their affiliates) and the Borrower at the times set forth therein and (b) to the Administrative Agent the fees set forth in that certain Administrative Agent Fee Letter dated as of March 30, 2018 between the Administrative Agent and the Borrower, in each case at the times set forth therein.
SECTION 2.20.    Commitment Fee and Upfront Fees.
(a)    The Borrower shall pay to the Administrative Agent for the accounts of the Lenders under each Revolving Facility a commitment fee (the “Commitment Fee”) for the period commencing on the Closing Date to the applicable Termination Date or the earlier date of termination of the applicable Revolving Commitment under such Revolving Facility, computed (on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at the Commitment Fee Rate on the average daily Unused Total Revolving Commitment with respect to such Revolving Facility. Such Commitment Fee, to the extent then accrued, shall be payable (i) on the last Business Day of each March, June, September and December, (ii) on the 3-Year Revolving Facility Termination Date with respect to the 3-Year Revolving Commitments and on the 5-Year Revolving Facility Termination Date with respect to the 5-Year Revolving Commitments, and (iii) as provided in Section 2.11 hereof, upon any reduction or termination in whole or in part of the Total 3-Year Revolving Commitment or the Total 5-Year Revolving Commitment, as applicable.
(b)    The Borrower shall pay on the Closing Date (x) to each Lender under the 3-Year Revolving Facility as of such date, as compensation for providing the 3-Year Revolving Commitments, an upfront fee (the “3-Year Upfront Fee”) in an amount equal to 0.15% of such Lender’s 3-Year Revolving Commitment on the Closing Date and (y) to each Lender under the 5-Year Revolving Facility as of such date, as compensation for providing the 5-Year Revolving Commitments, an upfront fee (the “5-Year Upfront Fee” and, together with the 3-Year Upfront Fee, the “Upfront Fees”) in an amount equal to 0.25% of such Lender’s

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5-Year Revolving Commitment on the Closing Date. The Upfront Fees shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.
SECTION 2.21.    Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit under the applicable Revolving Facility (i) to the Administrative Agent for the account of the Lenders under such Revolving Facility a fee calculated (on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at the per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Revolving Loans under such Revolving Facility on the daily average LC Exposure under such Revolving Facility (excluding any portion thereof attributable to unreimbursed LC Disbursements), to be shared ratably among the Lenders under such Revolving Facility and (ii) to each Issuing Lender (with respect to each Letter of Credit issued by it), such Issuing Lender’s customary fees for issuance, amendments and processing referred to in Section 2.02. In addition, the Borrower agrees to pay each Issuing Lender for its account a fronting fee of 0.125% per annum in respect of each Letter of Credit issued by such Issuing Lender, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit. Accrued fees described in this paragraph in respect of each Letter of Credit under the applicable Revolving Facility shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the 3-Year Revolving Facility Termination Date with respect to 3-Year Revolving Commitments and on the 5-Year Revolving Facility Termination Date with respect to 5-Year Revolving Commitments.
SECTION 2.22.    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent or the Arrangers, as applicable, as provided herein and in the fee letters described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.
SECTION 2.23.    Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower against any and all of any such overdue amounts owing to such Lender (or any of such banking Affiliates) or the Administrative Agent under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that each Lender agrees promptly to notify the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application; provided, further, that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(e) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Administrative Agent agree promptly to notify the Borrower after any such set-off and application made by such Lender or the Administrative Agent (or any of such banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.
SECTION 2.24.    [Reserved].

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SECTION 2.25.    Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower, the Lenders shall be entitled to immediate payment of such Obligations.
SECTION 2.26.    Defaulting Lenders. (a) Anything herein to the contrary notwithstanding, no Defaulting Lender shall be entitled to receive any fees accruing pursuant to Section 2.20(a) and 2.21 during the period that such Lender is a Defaulting Lender (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (i) to the extent that all or a portion of the LC Exposure with respect to a Revolving Facility of such Defaulting Lender is reallocated to the Non-Defaulting Lenders under such Revolving Facility pursuant to Section 2.26(b)(i), such fees that would have accrued for the benefit of such Defaulting Lender shall instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments under such Revolving Facility, and (ii) to the extent that all or any portion of such LC Exposure cannot be so reallocated and is not Cash Collateralized in accordance with Section 2.26(b)(ii), such fees shall instead accrue for the benefit of and be payable to the Issuing Lenders as their interests appear (and the applicable pro rata payment provisions under this Agreement shall automatically be deemed adjusted to reflect the provisions of this Section).
(b)    If any LC Exposure with respect to a Revolving Facility exists at the time a Lender under such Revolving Facility becomes a Defaulting Lender then:
(i)    the LC Exposure under such Revolving Facility of such Defaulting Lender will, upon notice by the Administrative Agent, and subject in any event to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders under such Revolving Facility pro rata in accordance with their respective Revolving Commitments thereunder; provided that (A) the Revolving Extensions of Credit under such Revolving Facility of each such Non-Defaulting Lender may not in any event exceed the Revolving Commitment under such Revolving Facility of such Non-Defaulting Lender as in effect at the time of such reallocation, (B) subject to Section 10.16, such reallocation will not constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lenders or any other Lender may have against such Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation and (C) neither such reallocation nor any payment by a Non-Defaulting Lender as a result thereof will cause such Defaulting Lender to be a Non-Defaulting Lender; and
(ii)    to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure under the applicable Revolving Facility cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than three (3) Business Days after demand by the Administrative Agent, (A) Cash Collateralize the obligations of the Borrower to the Issuing Lenders in respect of such LC Exposure in an amount at least equal to the aggregate amount of the unreallocated portion of such LC Exposure or (B) make other arrangements satisfactory to the Administrative Agent and the Issuing Lenders in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.
(c)    In addition to the other conditions precedent set forth in this Agreement, if any Lender under the applicable Revolving Facility becomes, and during the period it remains, a Defaulting Lender, no Issuing Lender shall be required to issue any Letter of Credit or to amend any outstanding Letter of Credit under such Revolving Facility, unless:

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(i)    in the case of a Defaulting Lender, the LC Exposure under such Revolving Facility of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit, to the Non-Defaulting Lenders under such Revolving Facility as provided in Section 2.26(b)(i), and
(ii)    to the extent full reallocation does not occur as provided in clause (i) above, without limiting the provisions of Section 2.26(d), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit, or makes other arrangements satisfactory to the Administrative Agent and such Issuing Lenders in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender, or
(iii)    to the extent that neither reallocation nor Cash Collateralization occurs pursuant to clauses (i) or (ii), then in the case of a proposed issuance of a Letter of Credit under the applicable Revolving Facility, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to such Issuing Lender, as the case may be, (A) the Borrower agrees that the face amount of such requested Letter of Credit will be reduced by an amount equal to the portion thereof as to which such Defaulting Lender would otherwise be liable, and (B) the Non-Defaulting Lenders under such Revolving Facility confirm, in their discretion, that their obligations in respect of such Letter of Credit shall be on a pro rata basis in accordance with the Revolving Commitments under such Revolving Facility of the Non-Defaulting Lenders, and that the applicable pro rata payment provisions under this Agreement will be deemed adjusted to reflect this provision (provided that nothing in this clause (iii) will be deemed to increase the Revolving Commitments of any Lender, nor to constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender or any other Lender may have against such Defaulting Lender, nor to cause such Defaulting Lender to be a Non-Defaulting Lender).
(d)    If any Lender under the applicable Revolving Facility becomes, and during the period it remains, a Defaulting Lender and if any Letter of Credit under such Revolving Facility is at the time outstanding, the applicable Issuing Lender may (except to the extent the applicable Revolving Commitments of such Defaulting Lender have been fully reallocated pursuant to Section 2.26(b)(i)), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such Issuing Lender in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and such Issuing Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.
(e)    Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender with respect to any Revolving Facility under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(f)) the termination of the applicable Revolving Commitments and payment in full of all obligations of the Borrower hereunder under the applicable Revolving Facility and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: First to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under the applicable Revolving Facility, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Lenders under this Agreement under the applicable Revolving Facility, third to the payment of the default interest and then current interest due and payable to the Lenders which are Non-Defaulting Lenders under the applicable Revolving Facility hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders under the applicable Revolving Facility hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay

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principal and unreimbursed LC Disbursements under the applicable Revolving Facility then due and payable to the Non-Defaulting Lenders under such Revolving Facility hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders under the applicable Revolving Facility, and seventh after the termination of the applicable Revolving Commitments and payment in full of all obligations of the Borrower under the applicable Revolving Facility, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(f)    If the Borrower, the Administrative Agent and the Issuing Lenders agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(e)), such Lender shall purchase at par such portions of outstanding Revolving Loans of the other Lenders under such applicable Revolving Facility, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Lenders to hold Revolving Loans under each such Revolving Facility on a pro rata basis in accordance with their respective applicable Revolving Commitments, whereupon such Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and the LC Exposure under each such Revolving Facility of each Lender shall automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments shall be made retroactively with respect to fees accrued while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(g)    Notwithstanding anything to the contrary herein, (x) any Lender that is an Issuing Lender hereunder may not be replaced in its capacity as an Issuing Lender at any time that it has a Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Lender have been made with respect to such outstanding Letters of Credit and (y) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.
SECTION 2.27.    Currency Equivalents.
(a)    The Administrative Agent shall determine the Dollar Amount of (x) the LC Exposure in respect of Letters of Credit denominated in an Alternative Currency based on the Exchange Rate (i) as of the end of each fiscal quarter of the Borrower and (ii) on or about the date of the related notice requesting the issuance of such Letter of Credit and (y) any other amount to be converted into Dollars in accordance with the provisions hereof at the time of such conversion.
(b)    If, after giving effect to any such determination of a Dollar Amount, the LC Exposure under the 3-Year Revolving Facility or the 5-Year Revolving Facility, as applicable, exceeds 105% of the 3-Year LC Sublimit or the 5-Year LC Sublimit, as applicable, the Borrower shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.02(j)(ii) in an amount equal to such excess.
SECTION 2.28.    Increase in Commitments.
(a)    Borrower Request. The Borrower may, by written notice to the Administrative Agent from time to time, request an increase to the existing 3-Year Revolving Commitments and/or 5-Year Revolving Commitments (each, a “Revolving Commitment Increase” and the commitments thereunder, the “Incremental Commitments”) in an amount not less than $25,000,000 individually and not to exceed the

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applicable Incremental Amount from one or more Incremental Lenders (which may include any existing Lender) willing to provide such Incremental Commitments in their sole discretion; provided that each Incremental Lender (which is not an existing Lender) shall be subject to the approval requirements of Section 10.02. Each such notice shall specify (i) whether such Incremental Commitments are to be established under the 3-Year Revolving Facility or the 5-Year Revolving Facility, (ii) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased or new Revolving Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (iii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Commitments be allocated and the amounts of such allocations (each provider of the Incremental Commitments referred to herein as an “Incremental Lender”); provided that any existing Lender approached to provide all or a portion of the increased or new Revolving Commitments may elect or decline, in its sole discretion, to provide such increased or new Revolving Commitment.
(b)    Conditions. The Incremental Commitments shall become effective, as of such Increase Effective Date; provided that:
(i)    each of the conditions set forth in Section 4.02 (other than, with respect to Section 4.02(b), the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) shall be satisfied;
(ii)    no Default or Event of Default shall have occurred and be continuing or would result from the Borrowings to be made on the Increase Effective Date;
(iii)    the Borrower shall make any payments required pursuant to Section 2.15 in connection with any adjustment of Revolving Loans pursuant to Section 2.28(d); and
(iv)    after giving effect to such Revolving Commitment Increase, the Total Revolving Commitment shall not exceed $3,650,000,000.
(c)    Terms of Incremental Commitments. The terms and provisions of Revolving Loans made pursuant to the Incremental Commitments shall be identical to any Class of existing Revolving Commitments.
The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Incremental Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.28. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to Incremental Commitments made pursuant to this Agreement.
(d)    Adjustment of Revolving Loans. Each Incremental Lender that is acquiring a new or additional Revolving Commitment on the Increase Effective Date shall make a Revolving Loan under the applicable Revolving Facility, the proceeds of which will be used to prepay the Revolving Loans under such Revolving Facility (if any) of the other Lenders immediately prior to such Increase Effective Date so that, after giving effect thereto, the Revolving Loans outstanding under such Revolving Facility are held by the Lenders pro rata based on their Revolving Commitments under such Revolving Facility after giving effect to such Revolving Commitment Increase. If there is a new Borrowing of Revolving Loans under such Revolving Facility on such Increase Effective Date, the Lenders under such Revolving Facility after giving

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effect to such Revolving Commitment Increase shall make such Revolving Loans in accordance with Section 2.01(a).
SECTION 2.29.    Extension of Revolving Commitments.
(a)    The Borrower may, at any time and from time to time (but in no event more than once in any calendar year with respect to each Revolving Facility), request that all or a portion of the Revolving Commitments of a given Class be amended to extend the maturity date with respect to all or a portion of such Revolving Commitments by a period of one (1) year (each, an “Extension Request”), which such Extension Request shall include (i) the applicable Class of Revolving Commitments requested to be extended and (ii) the proposed date of effectiveness of such extension (the “Extension Date”). The Administrative Agent shall promptly notify each Lender of such Class of such request, and each such Lender shall in turn, in its sole discretion, not later than thirty (30) days of receipt of such notification from the Administrative Agent, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of such maturity date within such thirty (30) day period, such Lender shall be deemed to be a Non-Extending Lender and only the Revolving Commitments of such Class of those Lenders which have responded affirmatively (each such Lender, an “Extending Lender”) shall be extended, subject to the satisfaction (or waiver) of the conditions set forth in Section 2.29(b) (any such Revolving Commitments so extended, “Extended Revolving Credit Commitments”).
(b)    The applicable Extended Revolving Credit Commitments shall become effective upon receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit D hereto (the “Extension Agreement”) duly completed and signed by the Borrower, the Administrative Agent and each of the Extending Lenders with respect to the applicable Extension Request; provided that:
(i)    each of the conditions set forth in Section 4.02 (other than, with respect to Section 4.02(b), the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) shall be satisfied;
(ii)    no Default or Event of Default shall have occurred and be continuing or would result from such extension of Revolving Commitments; and
(iii)    (x) with respect to any Extension Request under the 3-Year Revolving Facility, the extended maturity date thereunder shall not be a date later than the third anniversary of the applicable Extension Date and (y) with respect to any Extension Request under the 5-Year Revolving Facility, the extended maturity date thereunder shall not be a date later than the fifth anniversary of the applicable Extension Date.
(c)    No extension of any Class of Revolving Commitments pursuant to this Section 2.29 shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered by Lenders having greater than 50% of the aggregate amount of the Revolving Commitments of the applicable Class. The Borrower may obtain the signatures of Lenders having greater than 50% of the aggregate amount of the Revolving Commitments of the applicable Class by requiring any Lender that has failed to consent to such Extension Agreement (such Lender, a “Non-Extending Lender”) to assign its Revolving Loans and its Revolving Commitments of the applicable Class hereunder to one or more assignees reasonably acceptable to (x) the Administrative Agent (unless such assignee is a Lender or an Affiliate of a Lender) and (y) each Issuing Lender (unless such assignee is a Lender or an Affiliate of a Lender); provided that: (i) all Obligations of the Borrower owing to such Non-Extending Lender of such Class being replaced shall be paid in full in same day funds to such Non-Extending Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Extending Lender a price equal

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to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrower, the Borrower shall pay any amount required by Section 2.15, if applicable and (iii) the replacement Lender shall execute and deliver such Extension Agreement. No action by or consent of any Non-Extending Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Extending Lender and the replacement Lender shall otherwise comply with Section 10.02; provided that if such Non-Extending Lender does not comply with Section 10.02 within five (5) Business Days after the Borrower’s request, compliance with Section 10.02 (but only on the part of the Non-Extending Lender) shall not be required to effect such assignment.
(d)    If any Lender rejects, or is deemed to have rejected, the Borrower’s proposal to extend its Revolving Commitment of any Class, (i) this Agreement shall terminate on the Revolving Facility Maturity Date then in effect with respect to such Lender’s Revolving Commitment of such Class, (ii) the Borrower shall pay to such Lender on such Revolving Facility Maturity Date any amounts due and payable to such Lender with respect its Revolving Commitment of such Class on such date and (iii) the Borrower may, if it so elects, designate a Person not theretofore a Lender and reasonably acceptable the Administrative Agent (unless such Person is an Affiliate of a Lender) (such approval not to be unreasonably withheld or delayed) and each Issuing Lender (unless such Person is an Affiliate of a Lender) (such approval not to be unreasonably withheld or delayed) to become a Lender, or agree with an existing Lender that such Lender’s applicable Revolving Commitment shall be increased; provided that any designation or agreement may not increase the Total Revolving Commitment; provided, further, that any Non-Extending Lender (including any direct or indirect assignee of any Non-Extending Lender) may, with the written consent of the Borrower, elect at any time prior to the applicable Revolving Facility Maturity Date then applicable to its Revolving Commitments of such Class to consent to the Borrower’s prior Extension Request by delivering a written notice to such effect to the Borrower and the Administrative Agent, and upon the receipt by the Borrower and the Administrative Agent of such notice, the applicable Revolving Facility Maturity Date of each such Non-Extending Lender shall be extended to the date indicated in the applicable Extension Request and such Non-Extending Lender shall be deemed to be an Extending Lender for all purposes hereunder. On the date of termination of any Lender’s Revolving Commitment of the applicable Class as contemplated by this subsection (d), the respective participations of the other Lenders in all outstanding Letters of Credit under the applicable Class shall be redetermined on the basis of their respective Revolving Commitments with respect to such Class after giving effect to such termination, and the participation therein of the Lender whose Revolving Commitment of the applicable Class is terminated shall terminate; provided that the Borrower shall, if and to the extent necessary to permit such redetermination of participations in Letters of Credit under the applicable Revolving Facility within the limits of the Revolving Commitments which are not terminated, prepay on such date a portion of the outstanding Revolving Loans under the applicable Revolving Facility, and such redetermination and termination of participations in outstanding Letters of Credit shall be conditioned upon its having done so.
(e)    The Administrative Agent shall promptly notify the Lenders of the effectiveness of each Extension Agreement pursuant to this Section 2.29.
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Revolving Loans and issue and/or participate in Letters of Credit hereunder, the Borrower represents and warrants as follows:
SECTION 3.01.    Organization and Authority. (a) The Borrower and each of its Material Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of

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their organization and are duly qualified and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, (b) the Borrower has the requisite corporate or limited liability company power and authority to effect the Transactions, and (c) the Borrower and each of its Material Subsidiaries have all requisite power and authority and the legal right to own or lease and operate their properties, and to conduct their business as now or currently proposed to be conducted. On the Closing Date, the Borrower has no Material Subsidiaries.
SECTION 3.02.    Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.
SECTION 3.03.    Due Execution. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party (a) are within its corporate powers, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (i) contravene the charter or by-laws of the Borrower, (ii) violate any applicable law (including, without limitation, the Exchange Act) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower which would not reasonably be expected to have a Material Adverse Effect or (iii) conflict with or result in a breach of, constitute a default under, or create an adverse liability or rights under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or any of its properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) approvals, consents and exemptions that have been obtained on or prior to the Closing Date and remain in full force and effect, and (ii) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect. Each Loan Document has been duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.04.    Financial Statements; Material Adverse Change.
(a)    The Borrower has furnished to the Administrative Agent on behalf of the Lenders copies of the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, reported on by Ernst & Young LLP. The Borrower has furnished to the Administrative Agent on behalf of the Lenders copies of the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the three-month period ended March 31, 2018. Such financial statements present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the date thereof and for the period covered thereby (subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited financial statements). Documents required to be delivered pursuant to this Section 3.04(a) which are made available via EDGAR, or any successor system of the SEC, in the Borrower’s Annual Report

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on Form 10-K or Quarterly Report on Form 10-Q, shall be deemed delivered to the Administrative Agent and the Lenders on the date such documents are made so available.
(b)    Since December 31, 2017, there has been no Material Adverse Change.
SECTION 3.05.    Use of Proceeds. The proceeds of the Revolving Loans and Letters of Credit shall be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including the repayment of Indebtedness and the payment of fees and transaction costs as contemplated hereby and as referred to in Section 2.19 and 2.20), and no part of the proceeds of any Revolving Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Board.
SECTION 3.06.    Litigation and Compliance with Laws.
(a)    There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties (including any Pool Assets), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (i) that are likely to have a Material Adverse Effect or (ii) that purport to, or could reasonably be expected to, affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower and each of its Material Subsidiaries are currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their business and ownership of their property (including compliance with all applicable Environmental Laws governing their business), and (ii) none of the Borrower or its Subsidiaries has (x) become subject to any Environmental Liability, or (y) received written notice of any pending or, to the knowledge of the Borrower, threatened claim with respect to any Environmental Liability.
SECTION 3.07.    Investment Company Act. The Borrower is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.
SECTION 3.08.    ERISA. No Termination Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect.
SECTION 3.09.    Title to Pool Assets. The Borrower and each of its Material Subsidiaries own all of the Pool Assets which are owned or used in connection with their business, except to the extent that such failure would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.10.    Payment of Taxes. Each of the Borrower and its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings and the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves therefor in accordance with GAAP or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.11.    Economic Sanctions.
(a)    Neither Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer or employee of the Borrower or such Subsidiary (each, a “Specified Person”) is an individual or entity currently the subject of any sanctions administered or enforced by the United States (including but not limited to OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Borrower or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.
(b)    No Specified Person will use any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person for the purpose of funding, financing or facilitating the activities of or with any Person or in any country or territory that, at the time of such financing, is the subject of Sanctions, except to the extent licensed by OFAC or otherwise authorized under U.S. law.
(c)    The Borrower, its Subsidiaries, and to the knowledge of the Borrower, the respective officers and directors of the Borrower and such Subsidiary are in compliance in all material respects with applicable Sanctions and will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws.
SECTION 3.12.    Anti-Corruption Laws. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, the directors, officers, agents, and employees of the Borrower and its Subsidiaries are in compliance in all material respects with all applicable anti-corruption laws. The Borrower and its Subsidiaries will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
SECTION 4.

CONDITIONS OF LENDING
SECTION 4.01.    Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Supporting Documents. The Administrative Agent shall have received with respect to the Borrower:
(i)    a copy of the Borrower’s certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;
(ii)    a certificate of the Secretary of State of the state of the Borrower’s incorporation, dated as of a recent date, as to the good standing of the Borrower (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;
(iii)    a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or an authorized committee thereof authorizing the Borrowings and Letter of Credit issuances hereunder and the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, (C) that the certificate of incorporation of the

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Borrower has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and
(iv)    an Officer’s Certificate from the Borrower certifying (A) as to the accuracy in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date, except to the extent that any such representation or warranty by its terms is made as of a different specified date, in which case such representation or warranty shall be or was true and correct in all material respects as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date), in each case before and after giving effect to the Transactions and (B) as to the absence of any Default or Event of Default occurring and continuing on the Closing Date before and after giving effect to the Transactions.
(b)    Credit Agreement. The Borrower shall have duly executed and delivered to the Administrative Agent this Agreement.
(c)    Appraisal. The Administrative Agent shall have received the Initial Appraisal Report and such Initial Appraisal Report shall demonstrate that, on the Closing Date, and after giving effect to the Transactions, the Borrower shall be in compliance on a pro forma basis with Section 6.03.
(d)    Opinions of Counsel. The Administrative Agent, and the Lenders shall have received:
(i)    a written opinion of David S. Cartee, Assistant General Counsel for the Borrower, in a form reasonably satisfactory to the Administrative Agent; and
(ii)    a written opinion of Davis Polk & Wardwell LLP, special New York counsel to the Borrower, in a form reasonably satisfactory to the Administrative Agent.
(e)    Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent, the Arrangers and the Lenders, as applicable, the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Section 2.19 and Section 2.20(b), and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Simpson Thacher & Bartlett LLP) for which invoices have been presented at least three (3) Business Days prior to the Closing Date, or the Borrower shall have authorized that such Fees and expenses be deducted from the proceeds of the initial fundings under the Revolving Facility on the Closing Date, if any.
(f)    Repayment of Existing Indebtedness and Termination of Existing Liens. Upon the making of the initial Revolving Loans or the issuance of the initial Letters of Credit (and after giving effect to the application of the proceeds thereof), if any, on the Closing Date, all obligations under the Existing Barclays Credit Agreement and the Existing JPM Credit Agreement shall have been paid in full (other than contingent indemnification obligations for which no claim has been made and that survive termination of the commitments and repayment of the loans thereunder) and all commitments to extend credit thereunder shall have been terminated, and the liens securing the loans and other obligations thereunder shall have been terminated and released, in each case in a manner reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received reasonably satisfactory payoff letters with respect thereto.

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(g)    Representations and Warranties. All representations and warranties of the Borrower contained in this Agreement and the other Loan Documents executed and delivered on the Closing Date shall be true and correct in all material respects on and as of the Closing Date, before and after giving effect to the Transactions, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Transactions.
(h)    No Default. Before and after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing on the Closing Date.
(i)    Patriot Act. The Lenders shall have received at least three (3) days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested at least ten (10) days prior to the Closing Date.
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
SECTION 4.02.    Conditions Precedent to Each Revolving Loan and Each Letter of Credit. The obligation of the Lenders to make each Revolving Loan and of the Issuing Lenders to issue each Letter of Credit is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Notice. The Administrative Agent shall have received a Borrowing Request pursuant to Section 2.03 with respect to such borrowing or issuance, as the case may be.
(b)    Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents (other than, with respect to Revolving Loans made or Letters of Credit issued after the Closing Date, the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder (both before and after giving effect thereto and, in the case of each Borrowing, the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case, such representations and warranties shall be true and correct in all material respects as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Borrowing or the issuance of such Letter of Credit hereunder.
(c)    No Default. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing nor result from the making of the requested Borrowing or the issuance of the requested Letter of Credit and, in the case of each Borrowing, the application of proceeds thereof.
The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.

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SECTION 5.

AFFIRMATIVE COVENANTS
From the date hereof and for so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash collateral maintained with the Administrative Agent pursuant to Section 2.02(j) and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(j)), any principal of or interest on any Revolving Loan or any fees remain outstanding or any LC Disbursement remains unreimbursed, the Borrower agrees to:
SECTION 5.01.    Financial Statements, Reports, etc. Deliver to the Administrative Agent on behalf of the Lenders:
(a)    Within ninety (90) days after the end of each fiscal year, the Borrower’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (without a “going concern” or like qualification or exception and without any more qualification or exception as to the scope of such audit, except for any such qualification solely as a result of (x) an impending debt maturity within twelve (12) months of any Revolving Facility under this Agreement or (y) a potential inability to satisfy any financial covenant) and to be certified by a Responsible Officer of the Borrower to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Documents required to be delivered pursuant to this clause (a) which are made publicly available via EDGAR, or any successor system of the SEC, in the Borrower’s Annual Report on Form 10-K, shall be deemed delivered to the Lenders on the date such documents are made so available;
(b)    Within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. Documents required to be delivered pursuant to this clause (b) which are made publicly available via EDGAR, or any successor system of the SEC, in the Borrower’s Quarterly Report on Form 10-Q, shall be deemed delivered to the Lenders on the date such documents are made so available;
(c)    concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Responsible Officer of the Borrower (in substantially the form of Exhibit A) (i) certifying that, to the knowledge of such Responsible Officer, no Event of Default has occurred, or, if, to the knowledge of such Responsible Officer, such an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.03 and 6.04;

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(d)    prompt written notice of any Termination Event that has occurred, or is reasonably expected to occur, to the extent such Termination Event would constitute an Event of Default under Section 7.01(l);
(e)    promptly after a Responsible Officer of the Borrower obtains knowledge of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, notification thereof; and
(f)    (i) on the date on which any Investment Property that is not listed on a national securities exchange is initially included as Additional Pool Assets, an Officer’s Certificate from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the book value of such Investment Property as of the last day of the month most recently ended, together with all supporting documents with respect to such Investment Property as the Administrative Agent may reasonably request and (ii) at any time thereafter that any Investment Property that is not listed on a national securities exchange shall be included as Additional Pool Assets, concurrently with any delivery of financial statements under clause (a) or (b) above in respect of each fiscal quarter of the Borrower, an Officer’s Certificate from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the book value of such Investment Property as of the last day of such fiscal quarter, together with all supporting documents with respect to such Investment Property as the Administrative Agent may reasonably request.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Intralinks website on the Internet at http://www.intralinks.com. Information delivered pursuant to this Section 5.01 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s website on the Internet at http://www.delta.com (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by the Borrower as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on the Borrower’s website on the Internet at http://www.delta.com.
SECTION 5.02.    Existence. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (a) if such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) as otherwise permitted in connection with (i) sales of assets not restricted by Section 6.05 or (ii) mergers, liquidations and dissolutions permitted by Section 6.02.
SECTION 5.03.    Insurance. Maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts (after giving effect to any self-insurance) as is customary in the United States domestic airline industry for major United States air carriers having both substantial domestic and international operations or otherwise in the Borrower’s ordinary course of business

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and consistent with past practice, except to the extent that the failure to maintain such insurance could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.04.    Maintenance of Properties. Except to the extent otherwise permitted hereunder, in its reasonable business judgment, keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, all property material to the conduct of its business in good working order and condition (ordinary wear and tear and damage by casualty and condemnation excepted), except where the failure to keep such property in good working order and condition would not have a Material Adverse Effect.
SECTION 5.05.    Obligations and Taxes. Pay, and cause each of its Material Subsidiaries to pay, all its and their material obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, governmental charges, levies or claims imposed upon it or upon its income or profits or in respect of its property, before the same shall become more than ninety (90) days delinquent, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and each of its Material Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (ii) the Borrower and its Material Subsidiaries shall have set aside on their books adequate reserves therefor in accordance with GAAP.
SECTION 5.06.    Notice of Event of Default, etc. Promptly upon knowledge thereof by a Responsible Officer of the Borrower, give to the Administrative Agent notice in writing of any Default or Event of Default.
SECTION 5.07.    Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in all material respects in a manner consistent with GAAP in all material respects of the financial operations of the Borrower and provide the Administrative Agent and its representatives and advisors reasonable access to all such books and records (subject to requirements under any confidentiality agreements, if applicable), as well as any appraisals of the Pool Assets, during regular business hours, in order that the Administrative Agent may upon reasonable prior notice and with reasonable frequency, but in any event, so long as no Event of Default has occurred and is continuing, no more than one (1) time per year, examine and make abstracts from such books, accounts, records, appraisals and other papers, and permit the Administrative Agent and its respective representatives and advisors to confer with the officers of the Borrower and representatives (provided that the Borrower shall be given the right to participate in such discussions with such representatives) of the Borrower, all for the purpose of verifying the accuracy of the various reports delivered by the Borrower to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice to the Borrower, permit the Administrative Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and to conduct examinations of and to monitor the Pool Assets, in each case at the expense of the Borrower (provided that the Borrower shall not be required to pay the expenses of more than one (1) such visit a year unless an Event of Default has occurred and is continuing); provided, however, that (a) any such inspection of Aircraft (i) shall be limited to the Pool Assets, (ii) shall be a visual, walk-around inspection and (iii) may not include opening any panels, bays or the like and (b) no exercise of any inspection rights provided for in this Section 5.07 shall interfere with the normal operation or maintenance of any Aircraft by, or the business of, the Borrower.
SECTION 5.08.    Compliance with Laws. Comply, and cause each of its Material Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The

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Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance with anti-corruption laws and Sanctions.
SECTION 5.09.    Appraisal Reports. On each Appraisal Delivery Date, submit an Appraisal Report of the Pool Assets to the Administrative Agent (for distribution to the Lenders) as of a date which is no more than thirty (30) days prior to such Appraisal Delivery Date; provided that the Appraisal Report to be delivered on the Closing Date may be dated no earlier than October 19, 2017. The Borrower may from time to time cause to be delivered subsequent Appraisal Reports if it believes that any affected Pool Asset has a higher Appraised Value than that reflected in the most recent Appraisal Report delivered.
SECTION 5.10.    FAA and DOT Matters; Citizenship. (a) Maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49; (b) at all times hereunder be a United States Citizen; and (c) maintain at all times its status at the FAA as an air carrier and hold an air carrier operating certificate and other operating authorizations issued by the FAA pursuant to 14 C.F.R. Parts 119 and 121 as currently in effect or as may be amended or recodified from time to time. Except as specifically permitted herein, possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents which are material to the operation, consistent with the conduct of its business and operations as currently conducted, of any Pool Assets, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.

NEGATIVE COVENANTS
From the date hereof and for so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash collateral maintained with the Administrative Agent pursuant to Section 2.02(j) and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(j)), any principal of or interest on any Revolving Loan or any fees remain outstanding or any LC Disbursement remains unreimbursed, the Borrower will not:
Section 6.01.    Liens on the Pool Assets.
(a)    Incur, create, assume or suffer to exist (or permit any Subsidiary to incur, create, assume or suffer to exist) any Lien upon or with respect to the Pool Assets, or enter into any arrangement (or permit any Subsidiary to enter into any arrangement) with any Person that would materially negatively impact the value of any Pool Asset realizable by any third party or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Pool Assets, or file or authorize the filing with respect to any of the Pool Assets of any financing statement naming the Borrower or any Subsidiary as debtor under the UCC or any similar notice of Lien naming the Borrower or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), other than:
(i)    Liens for taxes, assessments or governmental charges or claims that (x) are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor or (y) are not yet delinquent;
(ii)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;

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(iii)    Restrictions arising under this Agreement;
(iv)    Liens constituting normal operational usage of the affected property, including leases, subleases, use agreements, swap agreements, charter, third party maintenance, storage, leasing, pooling or interchange thereof; and
(v)    Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (x) are not overdue for a period of more than thirty (30) days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (y) are being contested in good faith and for which adequate reserves are established in accordance with GAAP.
(b)    Enter into or suffer to exist (or permit any Subsidiary to enter into or suffer to exist) any agreement prohibiting or conditioning the creation or assumption of any first priority Lien upon any Pool Asset to secure Indebtedness or other obligations of the Borrower or of any Subsidiary of the Borrower that holds Pool Assets.
Section 6.02.    Merger, etc.
(a)    Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) unless:
(i)    immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;
(ii)    the Borrower is the surviving corporation or, if otherwise, (x) such other Person or continuing corporation (the “Successor Company”) is a corporation or other entity organized under the laws of a state of the United States and (y) such Successor Company is a U.S. certificated air carrier; and
(iii)    in the case of a Successor Company, the Successor Company shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Administrative Agent, necessary to evidence the assumption by the Successor Company of liability for all of the obligations of the Borrower hereunder and the other Loan Documents and (B) cause to be delivered to the Administrative Agent and the Lenders such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clause (A) and (C) provide such information as each Lender or the Administrative Agent reasonably requests in order to perform its “know your customer” due diligence with respect to the Successor Company.
Upon any consolidation or merger in accordance with this Section 6.02(a) in any case in which the Borrower is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Successor Company had been named as the Borrower herein. No such consolidation or merger shall have the effect of releasing the Borrower or any Successor Company which theretofore shall have become a successor to the Borrower in the manner prescribed in this Section 6.02(a) from its liability with respect to any Loan Document to which it is a party.

(b)    Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

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Section 6.03.    Asset Coverage Ratio. Permit at any time the ratio (the “Asset Coverage Ratio”) of (i) the Appraised Value of the Pool Assets to (ii) the Total Revolving Extensions of Credit then outstanding (other than LC Exposure that has been Cash Collateralized in accordance with Section 2.02(j)) to be less than 1.25 to 1.00 (the “Asset Coverage Test”), provided that if, (A) upon delivery of an Appraisal Report pursuant to Section 5.09 or otherwise pursuant to this Agreement and (B) solely with respect to determining compliance with this Section 6.03 and Section 6.05 as a result thereof, it is determined that the Borrower shall not be in compliance with this Section 6.03, the Borrower shall, within sixty (60) days of the date of such Appraisal Report, (1) designate Additional Pool Assets as additional Pool Assets in accordance with Section 6.05(a) (including the modification of Schedule 6.05 to reflect such designation) to the extent that, after giving effect to such designation, the Appraised Value of the Pool Assets, based on the most recently delivered Appraisal Report with respect to assets already constituting Pool Assets and based on an Appraisal Report performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Asset Coverage Test or (2) prepay the Revolving Loans in accordance with Section 2.12(a) (or Cash Collateralize Letters of Credit in accordance with Section 2.02(j)) in an amount sufficient to enable the Borrower to comply with this Section 6.03; provided, further, that the preceding proviso shall be disregarded for purposes of Section 4.02(c).
Section 6.04.    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at the end of any quarterly financial reporting period to be less than 1.25 to 1.00.
Section 6.05.    Disposition of Pool Assets. Convey, sell, lease, transfer or otherwise dispose of (or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of), whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), or remove or substitute (or permit any Subsidiary to remove or substitute), any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) or agree (or permit any Subsidiary to agree) to do any of the foregoing in respect of the Pool Assets at any future time, except that:
(a)    so long as no Event of Default exists, the Borrower or any of its Subsidiaries may replace a Pool Asset with an Additional Pool Asset of the Borrower or any Subsidiary (and Schedule 6.05 shall be modified to reflect such replacement), provided that (x) such replacement shall be made on at least a dollar-for-dollar basis based upon (A) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal Report with respect to such Pool Asset) and (B) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal Report performed at (or relatively contemporaneously with) the time of such replacement), and (y) prior to effecting the replacement, the Borrower shall have delivered an Officer’s Certificate to the Administrative Agent certifying compliance with Section 6.01 and this Section 6.05 and attaching to such certificate the Appraisal Report required by Section 5.09; and
(b)    so long as no Event of Default exists or would result therefrom, the Borrower or any of its Subsidiaries owning a Pool Asset may remove an asset from the Pool Assets (and Schedule 6.05 shall be modified to reflect such removal), provided that (x) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal Report of all Pool Assets performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Asset Coverage Test, and (y) prior to effecting the removal, the Borrower shall have delivered an Officer’s Certificate to the Administrative Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Asset Coverage Test, and otherwise certifying compliance with this Section 6.05 and attaching to such certificate Appraisal Report of all Pool Assets obtained in connection with such removal.

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SECTION 7.

EVENTS OF DEFAULT
Section 7.01.    Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):
(a)    any representation or warranty made by the Borrower in this Agreement or in any other Loan Document shall prove to have been false or misleading in any material respect when made and such representation, to the extent capable of being corrected, is not corrected within thirty (30) days after the earlier of (A) a Responsible Officer of the Borrower obtaining knowledge of such default or (B) receipt by the Borrower of notice from the Administrative Agent of such default; or
(b)    default shall be made in the payment of any (i) Fees or interest on the Revolving Loans and such default shall continue unremedied for more than five (5) Business Days, (ii) other amounts payable hereunder when due (other than amounts set forth in clauses (i) and (iii) hereof), and such default shall continue unremedied for more than ten (10) Business Days, or (iii) principal of the Revolving Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or
(c)    default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof (subject to the Borrower’s right to cure non-compliance with the covenant contained in Section 6.03 as described therein); or
(d)    default shall be made by the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than thirty (30) days from the earlier of (i) a Responsible Officer having knowledge of such default and (ii) written notice to the Borrower from the Administrative Agent of such default; or
(e)    (i) failure by the Borrower or any Material Subsidiary to pay any principal of or interest on any Material Indebtedness when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five (5) Business Days after such due date or applicable grace period or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured; or
(f)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(g)    the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or

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foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
(h)    the Borrower or any Material Subsidiary admits in writing its inability to pay its debts; or
(i)    [reserved]; or
(j)    any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower, or the Borrower shall so assert in any pleading filed in any court; or
(k)    any final judgment in excess of $200,000,000 (exclusive of any judgment or order the amounts of which are fully covered by insurance less any applicable deductible and as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Borrower or any of its Material Subsidiaries and the enforcement thereof shall not have been stayed, vacated, satisfied, discharged or bonded pending appeal within sixty (60) consecutive days; or
(l)    any Termination Event that could reasonably be expected to result in a Material Adverse Effect shall have occurred;
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may (with the consent of the Required Lenders), and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith the Revolving Commitments; (ii) declare the Revolving Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Revolving Loans and other Obligations together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower promptly upon written demand to Cash Collateralize the LC Exposure; and (iv) exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders. In case of any event with respect to the Borrower described in clause (f) or (g) of this Section 7.01, the actions and events described in (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).
SECTION 8.

THE AGENTS
Section 8.01.    Administration by Agents. (a) Each of the Lenders and each Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

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(b)    Each of the Lenders and each Issuing Lender hereby authorizes the Administrative Agent, in its sole discretion to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder.
Section 8.02.    Rights of Administrative Agent. Any institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent hereunder.
Section 8.03.    Liability of Agents.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that each such agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, and (iv) the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect.
(b)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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(c)    The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.04.    Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower (except such as shall result from its gross negligence or willful misconduct).
Section 8.05.    Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, in consultation with the Borrower, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.
Section 8.06.    Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

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Section 8.07.    Advances and Payments.
(a)    On the date of each Revolving Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Revolving Loan to be made by it in accordance with its 3-Year Revolving Commitment or 5-Year Revolving Commitment, as applicable, hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the NYFRB Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
(b)    Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.18, 2.19, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
Section 8.08.    Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Revolving Facility, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Revolving Loans or LC Exposure under such Revolving Facility as a result of which the unpaid portion of its Revolving Loans or LC Exposure thereunder is proportionately less than the unpaid portion of the Revolving Loans or LC Exposure thereunder of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Revolving Loans or LC Exposure thereunder of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Revolving Loans and LC Exposure under such Revolving Facility and its participation in Revolving Loans and LC Exposure under such Revolving Facility of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans then outstanding and LC Exposure, in each case under such Revolving Facility, as the principal amount of its Revolving Loans and LC Exposure under such Revolving Facility prior to the obtaining of such payment was to the principal amount of all Revolving Loans outstanding and LC Exposure, in each case under such Revolving Facility, prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders under such Revolving Facility share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Revolving Loan or LC Exposure acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.
Section 8.09.    Other Agents. No Agent (other than the Administrative Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no such Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any such Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

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Section 8.10.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
SECTION 8.11 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Revolving Loans, the Letters of Credit or the Revolving Commitments,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the

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benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)     none of the Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)     no fee or other compensation is being paid directly to the Agents or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Revolving Loans, the Letters of Credit, the Revolving Commitments or this Agreement.

(c)     The Agents hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolving Loans, the Letters of Credit or the Revolving Commitments for an amount less than the amount being paid for an interest in the Revolving Loans, the Letters of Credit or the Revolving Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.

[RESERVED]

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SECTION 10.

MISCELLANEOUS
Section 10.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile or electronic mail (other than to the Borrower, unless agreed) pursuant to procedures approved by the Administrative Agent), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it at Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, GA 30354, Attention of: (x) Treasurer, Dept. 856, Telecopier No.: (404) 715-3110, Telephone No.: (404) 715-5993 and (y) Chief Legal Officer, Dept. 971, Telecopier No.: (404) 715-2233, Telephone No.: (404) 715-2191;
(ii)    if to JPMCB as Administrative Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, 1/NCC5, Newark, Delaware 19713, Attention of: Nicole C. Reilly (Email Address: nicole.c.reilly@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of: Cristina Caviness (Email Address: cristina.caviness@jpmorgan.com);
(iii)    if to an Issuing Lender, to it at the address most recently specified by it in notice delivered by it to the Administrative Agent and the Borrower, with a copy to the Administrative Agent as provided in clause (ii) above; and
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 hereto or, if subsequently delivered, an administrative questionnaire in a form as the Administrative Agent may require.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than as permitted by Section 6.02(a)) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties

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hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required if the assignee is a Lender or an Affiliate of a Lender;
(B)    the Borrower; provided that no consent of the Borrower shall be required for an assignment (i) if an Event of Default under Section 7.01(b), Section 7.01(f) or Section 7.01(g) has occurred and is continuing or (ii) if the assignee is a Lender or an Eligible Affiliate Assignee; and
(C)    each Issuing Lender; provided that no consent of any Issuing Lender shall be required if the assignee is a Lender or an Affiliate of a Lender;
(ii)    Assignments shall be subject to the following additional conditions:
(A)    any assignment of any portion of the Total Revolving Commitment, Revolving Loans and LC Exposure shall be made to an Eligible Assignee;
(B)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Revolving Loans, the amount of such Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Revolving Loan or Revolving Commitment held by the assigning Lender of the same tranche as the assigned portion of the Revolving Loan or Revolving Commitment shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent, provided that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one (1) Class of Revolving Commitments or Revolving Loans;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent (unless otherwise agreed); and
(E)    the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require.

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The Administrative Agent shall not be responsible for monitoring the Disqualified Institutions list and shall have no liability for non-compliance by any Lender. The Disqualified Institutions list shall be made available to any Lender upon request to the Administrative Agent.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(iv)    The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and stated interest) of the Revolving Loans and LC Disbursements under each Revolving Facility owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Revolving Loans under each applicable Revolving Facility previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent, the Issuing Lender and each other Lender under each applicable Revolving Facility (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing

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and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.02(d) or (e), 2.04(a), 8.04 or 10.04(c), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (other than a Disqualified Institution to the extent the Disqualified Institutions list is made available to any Lender upon request to the Administrative Agent) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to paragraph (d)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Revolving Loans, Letters of Credit or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Revolving Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(f), 2.16(g), 2.16(h) and 2.18 as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security

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interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant are advised of and agree to be bound by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
Section 10.03.    Confidentiality. Each Lender and each Agent agrees to keep any information delivered or made available by or on behalf of the Borrower to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender or Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Revolving Loans, and who are advised by such Lender or Agent of the confidential nature of such information; provided that nothing herein shall prevent any Lender or Agent from disclosing such information (a) to any of its Related Parties and their respective agents, legal counsel, auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, and the applicable Lender or Agent shall be responsible for compliance by such Persons with such obligation) or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including in connection with any audit or examination by a bank examiner exercising examination or regulatory authority over such Lender or Agent), (d) which has been publicly disclosed other than as a result of a disclosure by any Lender or Agent which is not permitted by this Agreement, (e) in connection with any litigation to which any Lender or Agent, or their respective Affiliates may be a party to the extent reasonably required, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) with the Borrower’s consent, (h) to any nationally recognized rating agency that requires access to information about a Lender or Agent’s investment portfolio in connection with ratings issued with respect to such Lender or Agent and (i) to any actual or proposed participant or assignee of all or part of its rights hereunder or to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations, in each case, (i) other than a Disqualified Institution and (ii) subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty for purposes of this Section 10.03(g)). If any Lender or Agent is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower under clauses (b) or (e) of this Section, such Lender or Agent will, to the extent permitted by law, provide the Borrower with prompt notice, to the extent reasonable, so that the Borrower may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section. In addition, any Lender or Agent may disclose information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.
Section 10.04.    Expenses; Indemnity; Damage Waiver. (a) (i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers (limited in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and (in the case of the Administrative Agent) any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) all fees and out-of-pocket expenses of the Administrative Agent and the Lenders (limited in the case of legal fees and expenses, to one (1) outside counsel to the Administrative

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Agent and the Lenders, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected parties)) in connection with the enforcement of the Loan Documents.
(ii)    The Borrower shall pay or reimburse (A) all reasonable fees and reasonable expenses of the Administrative Agent and the Appraisers incurred in connection with the Administrative Agent’s (x) periodic appraisals and (y) other monitoring of Pool Assets as allowed hereunder and (B) all reasonable fees and reasonable expenses of the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand or any payment thereunder.
(iii)    All payments or reimbursements pursuant to the foregoing clauses (a)(i) and (ii) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)    The Borrower shall indemnify each Agent, the Issuing Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited in the case of legal fees and expenses, to one (1) outside counsel to all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected Indemnitees)) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Revolving Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) in connection with clauses (i) and (ii) above, any Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related to or asserted against the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to (x) have resulted from the material breach of the obligations of such Indemnitee under the Loan Documents or the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) arise from disputes solely among the Indemnitees (other than any dispute involving claims against any Person in its capacity as an Agent or similar role hereunder) that do not involve an act or omission by the Borrower or any of its Subsidiaries. For the avoidance of doubt, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee. This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or an Issuing Lender under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent or the applicable Issuing Lender, as the case may be, such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be,

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was incurred by or asserted against the Administrative Agent or the applicable Issuing Lender in its capacity as such.
(d)    To the extent permitted by applicable law, neither the Borrower nor any Indemnitee shall have any liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or Letter of Credit or the use of the proceeds thereof (other than in respect of such damages incurred or paid by an Indemnitee to a third party).
Section 10.05.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.05. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.06.    No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 10.07.    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
Section 10.08.    Amendments, etc.
(a)    Except as set forth in Section 2.09 or as otherwise set forth in this Agreement, no modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then

#90303017v26    77

such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the prior written consent of:
(i)    each Lender directly and adversely affected thereby (A) increase the Revolving Commitment of any Lender or extend the termination date of the Revolving Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Revolving Commitment of a Lender), or (B) reduce the principal amount of any Revolving Loan, any reimbursement obligation in respect of any Letter of Credit, or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of default interest referred to in Section 2.08), or extend any date for the payment of principal, interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower’s obligations hereunder or (C) amend, modify or waive any provision of Sections 2.17(b) or (e);
(ii)    all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders or (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders;
(iii)    (x) the Required 3-Year Lenders in addition to the Required Lenders to change the definition of the term “Required 3-Year Lenders” and (y) the Required 5-Year Lenders in addition to the Required Lenders to change the definition of the term “Required 5-Year Lenders”; and
provided further, that any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of one (1) Class of Lenders (but not of any other Class of Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this section if such Class of Lenders were the only Class of Lenders hereunder at the time.
(b)    No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent or any Issuing Lender hereunder without its prior written consent.
(c)    No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Revolving Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower unless signed by the Borrower.
(d)    Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders or the Required 3-Year Lenders or Required 5-Year Lenders, as applicable, then the Borrower may replace any non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that the Revolving Commitment and the outstanding Revolving Loans or other extensions of credit held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders), (iii) notwithstanding anything to the contrary herein, any

#90303017v26    78

Extension Agreement effected in accordance with Section 2.29 may be made without the consent of the Required Lenders and (iv) if the Administrative Agent and the Borrower shall have jointly identified any ambiguity, mistake, typographical error or other obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents (including the exhibits and schedules thereto), then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
(e)    In addition, notwithstanding anything to the contrary contained in Section 10.08(a), with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrower and the lenders providing the relevant Refinancing Revolving Facility, this Agreement and, as appropriate, the other Loan Documents, may be amended as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, (x) to permit the creation hereunder of any such Refinancing Revolving Facility and the incurrence of the related Refinancing Debt (any such amendment, a “Refinancing Amendment”) and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required 3‑Year Lenders and/or Required 5‑Year Lenders, as applicable. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (other than, with respect to Section 4.02(b), the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) (it being understood that all references to the making or borrowing of Revolving Loans or the issuance of Letters of Credit or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Refinancing Amendment) and such other conditions as the parties thereto shall agree.
(f)    In addition, notwithstanding anything to the contrary contained in Section 10.08, the Borrower may from time to time deliver to the Administrative Agent an updated Schedule 6.05 to replace the then-existing Schedule 6.05 in connection with (x) any disposition, transfer or removal by the Borrower or any Subsidiary of the Borrower of any Pool Asset pursuant to Section 6.05 or (y) any designation of Additional Pool Assets as Pool Assets as contemplated by the definition of Additional Pool Assets set forth in Section 1.01 hereof.
Section 10.09.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10.    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Revolving Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment

#90303017v26    79

of the Revolving Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments, or the termination of this Agreement or any provision hereof.
Section 10.12.    Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.13.    USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
Section 10.14.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.15.    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process

#90303017v26    80

leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 10.16.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Remainder of Page Intentionally Left Blank]

#90303017v26    81

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
BORROWER:

DELTA AIR LINES, INC., a Delaware corporation

By:    /s/ Kenneth W. Morge II
Name: Kenneth W. Morge II
Title: Vice President & Treasurer

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:    /s/ Cristina Caviness
Name: Cristina Caviness
Title: Vice President

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Prathamesh Kshirsagar
Name: Prathamesh Kshirsagar
Title: Vice President

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

BARCLAYS BANK PLC, as a Lender

By:    /s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

BNP Paribas, as a Lender

By:    /s/ Raquel Latuff
Name: Raquel Latuff
Title: Managing Director

[for Lenders requiring two signature blocks]

By:    /s/ Robert Papas
Name: Robert Papas
Title: Managing Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

CITIBANK, N.A., as a Lender

By:    /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

COMPASS BANK, as a Lender

By:    /s/ Daniel Feldman
Name: Daniel Feldman
Title: Senior Vice President

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:    /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:    /s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:    /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

[for Lenders requiring two signature blocks]

By:    /s/ Virginia Cosenza
Name: Robert Papas
Title: Vice President

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

FIFTH THIRD BANK, as a Lender

By:    /s/ David Izard
Name: David Izard
Title: Managing Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

GOLDMAN SACHS BANK USA, as a Lender

By:    /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

Industrial and Commercial Bank of China Limited, New York Branch, as a Lender

By:    /s/ Pinyen Shih
Name: Pinyen Shih
Title: Executive Director

By:    /s/ Christopher McKay
Name: Christopher McKay
Title: Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

MORGAN STANLEY BANK, N.A., as a Lender

By:    /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

PNC Bank, National Association, as a Lender

By:    /s/ Susan J. Dimmick
Name: Susan J. Dimmick
Title: Managing Director

PNC Capital Markets LLC, as Arranger

By:    /s/ Brian D. Prettyman
Name: Brian D. Prettyman
Title: Managing Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

Standard Chartered Bank, as a Lender

By:    /s/ Meghan Montana
Name: Meghan Montana
Title: Executive Director, Global Account Manager

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

Sumitomo Mitsui Banking Corporation
as a Lender

By:    /s/ Akira Eyama
Name: Akira Ayama
Title: Managing Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

U.S. Bank National Association, as a Lender

By:    /s/ Allison Burgun
Name: Allison Burgun
Title: Vice President

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

Wells Fargo Bank, N.A., as a Lender

By:    /s/ Tom Molitor
Name: Tom Molitor
Title: Managing Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:    /s/ Thomas Jean
Name: Thomas Jean
Title: Director

By:    /s/ Brian Bolotin
Name: Brian Bolotin
Title: Managing Director

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

Natixis, New York Branch, as a Lender

By:    /s/ Ronald Lee
Name: Ronald Lee
Title: Director

By:    /s/ Rebecca Lo
Name: Rebecca Lo
Title: Associate

[Signature Page to Delta Credit Agreement – 2018 Refinancing]

SCHEDULE 2.01A
Lead Lenders and 3-Year Tranche Commitments

Lead Lender	3-Year Tranche Commitment
JPMorgan Chase Bank, N.A.	$75,000,000
Bank of America, N.A.	$75,000,000
Barclays Bank PLC	$75,000,000
BNP Paribas	$75,000,000
Citibank, N.A.	$75,000,000
Compass Bank	$75,000,000
Credit Suisse AG, Cayman Islands Branch	$75,000,000
Deutsche Bank AG New York Branch	$75,000,000
Fifth Third Bank	$75,000,000
Goldman Sachs Bank USA	$75,000,000
Industrial and Commercial Bank of China Limited, New York Branch	$75,000,000
Morgan Stanley Bank, N.A.	$75,000,000
PNC Bank, National Association	$75,000,000
Standard Chartered Bank	$75,000,000
Sumitomo Mitsui Banking Corporation	$75,000,000
U.S. Bank National Association	$75,000,000
Wells Fargo Bank, N.A.	$75,000,000
Credit Agricole Corporate and Investment Bank	$25,000,000
Natixis, New York Branch	$25,000,000
TOTAL	$1,325,000,000

#90786605v3

Lead Lenders and 5-Year Tranche Commitments

Lead Lender	5-Year Tranche Commitment
JPMorgan Chase Bank, N.A.	$75,000,000
Bank of America, N.A.	$75,000,000
Barclays Bank PLC	$75,000,000
BNP Paribas	$75,000,000
Citibank, N.A.	$75,000,000
Compass Bank	$75,000,000
Credit Suisse AG, Cayman Islands Branch	$75,000,000
Deutsche Bank AG New York Branch	$75,000,000
Fifth Third Bank	$75,000,000
Goldman Sachs Bank USA	$75,000,000
Industrial and Commercial Bank of China Limited, New York Branch	$75,000,000
Morgan Stanley Bank, N.A.	$75,000,000
PNC Bank, National Association	$75,000,000
Standard Chartered Bank	$75,000,000
Sumitomo Mitsui Banking Corporation	$75,000,000
U.S. Bank National Association	$75,000,000
Wells Fargo Bank, N.A.	$75,000,000
Credit Agricole Corporate and Investment Bank	$25,000,000
Natixis, New York Branch	$25,000,000
TOTAL	$1,325,000,000

#90786605v3

Schedule 6.05

Pool Assets

Pacific Routes flown pursuant to the following route authorities (or otherwise), including, without limitation, any Pacific Route designated in the most recent Appraisal Report delivered to the Administrative Agent:

	Certification or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date
Blanket Open Skies Authority	Certificate	Route 840	Order 2007-4-27 Docket OST-2007-27790	Indefinite
U.S.-Japan and beyond with intermediates (now flown with open skies authority)	Certificate	Route 129	Order 98-6-22 OST 98-3441	Indefinite (Subject to continuing effect under APA; renewal filed 12/20/2002)
U.S.-China (named U.S. gateways to named points in China, via Japan)	Certificate	Route 378	Order 99-2-8 OST 97-3177	Indefinite (Subject to continuing effect under APA; renewal filed 8/1/2003)
Detroit-Beijing added as Segment 2	Certificate	Route 378	Order 2001-12-8 Docket OST-95-969	Indefinite (Subject to continuing effect under APA; renewal filed 6/5/2006)
Detroit-Shanghai added as Segment 3	Certificate	Route 378	Order 2007-12-26 OST-2007-28567	Indefinite (Subject to continuing effect under APA; renewal filed 4/20/09)
Atlanta-Shanghai	Certificate	Route 875	Orders 2007-9-25 and 2007-12-26 OST-2007-28567	Indefinite (Subject to continuing effect under APA; renewal filed 5/1/09)
U.S.-China All-cargo with open intermediates and beyond	Certificate	Route 828	Order 2005-3-40 OST-04-19077	Indefinite (Subject to continuing effect under APA; renewal filed 4/20/09)
U.S.-China Combination (Atlanta-Shanghai)	Frequency Allocation		Order 94-5-16 (1 freq); Order 95-2-30 (5 freq); DOT-OST-1999-6323 NOAT 7/31/17 (1 freq)	None
U.S.-China Combination (Detroit-Beijing)	Frequency Allocation		DOT-OST-2010-0285 NOAT 11/24/10 (5 freq) NOAT 8/22/12 (2 freq)	None
U.S.-China Combination (Detroit-Shanghai)	Frequency Allocation		Order 2007-12-26, OST-2007-28567	None
U.S.-China Combination (Los Angeles-Shanghai)	Frequency Allocation		DOT-OST-2015-0005 NOAT 1/16/15	None
U.S.-China Combination (Seattle-Beijing)	Frequency Allocation		Order 2004-7-23, OST-2004-18469	None
U.S.-China Combination (Seattle-Shanghai)	Frequency Allocation		DOT-OST-2012-0167 NOAT 10/11/12	None
U.S.-(Japan)-Hong Kong Combination	Frequency Allocation		Order 2009-1-8, OST-2008-0162	None

#90786605v3

EXHIBIT A

FORM OF
COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered pursuant to Section 5.01(c) of that certain CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of April 19, 2018, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies, solely in [his][her] capacity as a Responsible Officer of the Borrower and not in [his][her] individual capacity and without personal liability, as follows:

1.	I am the duly elected, qualified and acting [insert title of Responsible Officer] of the Borrower.

2.	I have reviewed and am familiar with the contents of this Certificate.

3.
The financial statements (except for projections) attached hereto as Attachment 1 (the “Financial Statements”) fairly present, in all material respects, the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, in each case as at the end of the [fiscal year][quarter] ended ___, 20___.

4.	[To my knowledge, no Event of Default has occurred][1].

5.	Attached hereto, collectively, as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 6.03 and 6.04 of the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

1 If an Event of Default has occurred, specify the nature and extent of the Event of Default and any corrective action taken or proposed to be taken with respect thereto.

#90641609v9

IN WITNESS WHEREOF, I have executed this Certificate this ___ day of
___, 20___.
__________________________________________
Name:
Title:

#90641609v9

ATTACHMENT 1

FINANCIAL STATEMENTS

[See attached]

#90641609v9

ATTACHMENT 2

Calculation for Asset Coverage Ratio ($ millions)

Appraised Value of Pool Assets	$

Total Revolving Extensions of Credit (other than cash collateralized LC Exposure)	$
Asset Coverage Ratio	[ ]x
Asset Coverage Ratio Covenant	1.25x
Cushion	$

Fixed Charge Coverage Ratio: (EBITDAR) ÷ (Interest Expense + the aggregate cash aircraft rental expense of the Borrower and its Subsidiaries on a consolidated basis for such period payable in cash in respect of any aircraft leases (other than Capitalized Leases))

I.	TTM EBITDAR	$

II.
Interest Expense (the gross cash interest expense (including the interest component of Capitalized Leases) of the Borrower and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with GAAP)
$

III.	The aggregate cash aircraft rental expense of the Borrower and its Subsidiaries on a consolidated basis payable in cash in respect of any aircraft leases (other than Capitalized Leases)	$

	Fixed Charge Coverage Ratio	__ to 1:00[2]

2 Minimum requirement of 1.25:1.00.

#90641609v9

EXHIBIT B

FORM OF
ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2. Assignee: ______________________________
[and is an Affiliate of [identify Lender]]

3.	Borrower: Delta Air Lines, Inc.

4. Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5. Credit Agreement:
The Credit Agreement dated as of April 19, 2018, among Delta Air Lines, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A. (together with its permitted successors in such capacity), as Administrative Agent.

6. Assigned Interest:

#90641609v9

Facility Assigned[1]	Aggregate Amount of [3-Year Revolving Commitments/3-Year Revolving Loans] [5-Year Revolving Commitments/5-Year Revolving Loans] for all Lenders	Amount of [3-Year Revolving Commitments/3-Year Revolving Loans] [5-Year Revolving Commitments/5-Year Revolving Loans] Assigned	Percentage Assigned of [3-Year Revolving Commitments/3-Year Revolving Loans] [5-Year Revolving Commitments/5-Year Revolving Loans][2]
	$	$	%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[ASSIGNOR

_________________________________
NAME OF ASSIGNOR

By:______________________________
Title:]3

ASSIGNEE

_________________________________
NAME OF ASSIGNEE

By:______________________________
Title:

1 Include “3-Year Revolving Facility” or “5-Year Revolving Facility”, as applicable
2 Set forth, to at least 9 decimals, as a percentage of the [3-Year Revolving Commitments/3-Year Revolving Loans] [5-Year Revolving Commitments/5-Year Revolving Loans] of all Lenders.
3 Assignor’s signature not required if the assignment is being made pursuant to Section 2.18(c) of the Credit Agreement.

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[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Name:
Title:

[Consented to:]

[DELTA AIR LINES, INC.]5

By________________________________
Name:
Title:

[INSERT NAME ], as Issuing Lender6

By________________________________
Name:
Title:

4 No consent of the Administrative Agent shall be required if the Assignee is a Lender or an Affiliate of a Lender.
5 If such consent is required under the Credit Agreement.
6 No consent of any Issuing Lender shall be required if the Assignee is a Lender or an Affiliate of a Lender.

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ANNEX 1

Credit Agreement dated as of April 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Delta Air Lines, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A. (together with its permitted successors in such capacity), as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.01 (a) and (b) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) it is not a Disqualified Institution and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT C-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE - FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the CREDIT AGREEMENT (the “Credit Agreement”), dated as of April 19, 2018, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

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[NAME OF LENDER]

By________________________________
Name:
Title:

Date: [•], 20[•]

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EXHIBIT C-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE - FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the CREDIT AGREEMENT (the “Credit Agreement”), dated as of April 19, 2018, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c) (3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

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[NAME OF PARTICIPANT]

By________________________________
Name:
Title:

Date: [•], 20[•]

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EXHIBIT C-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE - FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the CREDIT AGREEMENT (the “Credit Agreement”), dated as of April 19, 2018, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

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[NAME OF PARTICIPANT]

By________________________________
Name:
Title:

Date: [•], 20[•]

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EXHIBIT C-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE - FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the CREDIT AGREEMENT (the “Credit Agreement”), dated as of April 19, 2018, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Borrower and the Administrative Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

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[NAME OF LENDER]

By________________________________
Name:
Title:

Date: [•], 20[•]

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EXHIBIT D

FORM OF
EXTENSION AGREEMENT
[Date]

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354
Attention:    Treasurer and
Chief Legal Officer

JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Road, 1/NCC5,
Newark DE 19713
Attn: Nicole C. Reilly
Phone: 302-634-1890
Fax: 302-634-4250
Email: nicole.c.reilly@jpmorgan.com

Acceptance of [3-Year] [5-Year] Revolving Facility Maturity Date Extension Request

Reference is made to the CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of April 19, 2018, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Lenders have received a copy of the Borrower’s [3-Year] [5-Year] Revolving Facility Maturity Date Extension Request delivered to the Administrative Agent on [•], 20[•] and pursuant to Section 2.29(a) of the Credit Agreement, hereby agree to the extension of the [3-Year] [5-Year] Revolving Facility Maturity Date to [•], 20[•].

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

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[Name of Lender (including booking branch)],
as a Lender

By:____________________________________
Name:
Title:

[for Lenders requiring two signature blocks]

By:____________________________________
Name:
Title:

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Accepted and agreed:

DELTA AIR LINES, INC.

By________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Name:
Title:

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